MARGIN LOAN AGREEMENT Dated as of September 29, 2020 among TEEKAY FINANCE LIMITED, as Borrower, the Lenders party hereto and CITIBANK, N.A., as Administrative Agent EXECUTION VERSION

i TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS Section 1.01 . Certain Defined Terms ............................................................................................ 1 Section 1.02 . Times Of Day ........................................................................................................ 23 Section 1.03 . Terms Generally .................................................................................................... 23 Section 1.04 . Accounting Terms; GAAP ..................................................................................... 24 ARTICLE 2 AMOUNTS AND TERMS OF THE ADVANCES Section 2.01 . Commitments......................................................................................................... 24 Section 2.02 . Advances and Borrowings .................................................................................... 25 Section 2.03 . Requests For Borrowings ..................................................................................... 25 Section 2.04 . Funding Of Borrowings ........................................................................................ 25 Section 2.05 . Termination Of Facility ........................................................................................ 26 Section 2.06 . Repayment Of Advances ....................................................................................... 26 Section 2.07 . Interest .................................................................................................................. 26 Section 2.08 . Fees ....................................................................................................................... 28 Section 2.09 . Interest Rate Determinations ................................................................................ 29 Section 2.10 . Prepayments Of Borrowings; Withdrawal Of Collateral ..................................... 29 Section 2.11 . Increased Costs ..................................................................................................... 31 Section 2.12 . Taxes ..................................................................................................................... 32 Section 2.13 . Illegality ................................................................................................................ 36 Section 2.14 . Break-Funding ...................................................................................................... 36 Section 2.15 . Evidence Of Debt .................................................................................................. 37 Section 2.16 . Payments And Computations; Pro Rata Treatment; Sharing of Set-offs .............. 37 ARTICLE 3 REPRESENTATIONS AND WARRANTIES Section 3.01 . Organization; Powers ........................................................................................... 39 Section 3.02 . Authorization; Enforceability ............................................................................... 39 Section 3.03 . Governmental Approvals; No Conflicts ................................................................ 39 Section 3.04 . Financial Condition; No Material Adverse Change ............................................. 39 Section 3.05 . Litigation Matters ................................................................................................. 40 Section 3.06 . Compliance With Laws And Agreements .............................................................. 40 Section 3.07 . Investment Company Status .................................................................................. 40 Section 3.08 . Taxes ..................................................................................................................... 40

ii Section 3.09 . Disclosure ............................................................................................................. 41 Section 3.10 . Material Agreements ............................................................................................. 41 Section 3.11 . Solvency ................................................................................................................ 41 Section 3.12 . Trading And Other Restrictions ............................................................................ 41 Section 3.13 . Capitalization and Subsidiaries ............................................................................ 42 Section 3.14 . Patriot Act; Sanctioned Persons ........................................................................... 42 Section 3.15 . Material Nonpublic Information ........................................................................... 42 Section 3.16 . Restricted Transactions ........................................................................................ 42 Section 3.17 . Conduct of Business .............................................................................................. 42 Section 3.18 . Ownership of Property; Ownership of Shares ...................................................... 42 Section 3.19 . No Sovereign Immunity ......................................................................................... 43 ARTICLE 4 CONDITIONS OF LENDING Section 4.01 . Conditions Precedent to Closing Date ................................................................. 43 Section 4.02 . Conditions Precedent To Each Advance ............................................................... 45 ARTICLE 5 AFFIRMATIVE COVENANTS OF BORROWER Section 5.01 . Financial Statements ............................................................................................. 46 Section 5.02 . Notices Of Material Events ................................................................................... 47 Section 5.03 . Existence; Conduct Of Business ........................................................................... 47 Section 5.04 . Payment Of Taxes ................................................................................................. 47 Section 5.05 . Compliance With Laws ......................................................................................... 47 Section 5.06 . Compliance With Exchange Act Requirements ..................................................... 47 Section 5.07 . Further Assurances ............................................................................................... 48 Section 5.08 . Books And Records ............................................................................................... 48 Section 5.09 . Maintenance of Separateness ............................................................................... 48 Section 5.10 . Use Of Proceeds ................................................................................................... 49 ARTICLE 6 NEGATIVE COVENANTS Section 6.01 . Indebtedness .......................................................................................................... 49 Section 6.02 . Liens ...................................................................................................................... 49 Section 6.03 . Fundamental Changes .......................................................................................... 49 Section 6.04 . Asset Sales ............................................................................................................. 49 Section 6.05 . Investments And Acquisitions ............................................................................... 49 Section 6.06 . Restricted Payments .............................................................................................. 50 Section 6.07 . Investment Company ............................................................................................. 50 Section 6.08 . No Amendment Of Organization Documents, Etc ................................................ 50 Section 6.09 . Formation Of Subsidiaries .................................................................................... 50 Section 6.10 . Restricted Transaction .......................................................................................... 50 Section 6.11 . No Impairment of Collateral Shares ..................................................................... 50 Section 6.12 . Tax Status .............................................................................................................. 50

iii Section 6.13 . Use Of Proceeds ................................................................................................... 50 Section 6.14 . Provision Of Public Information .......................................................................... 51 ARTICLE 7 EVENTS OF DEFAULT Section 7.01 . Events Of Default .................................................................................................. 51 ARTICLE 8 ADMINISTRATIVE AGENT Section 8.01 . Administrative Agent ............................................................................................. 54 ARTICLE 9 MISCELLANEOUS Section 9.01 . Amendments, Etc ................................................................................................... 57 Section 9.02 . Notices; Effectiveness; Electronic Communications ............................................ 60 Section 9.03 . No Waiver; Remedies ............................................................................................ 62 Section 9.04 . Costs And Expenses; Indemnification; Damage Waiver ...................................... 63 Section 9.05 . Collateral Agent .................................................................................................... 64 Section 9.06 . Calculation Agent ................................................................................................. 64 Section 9.07 . Payments Set Aside ............................................................................................... 65 Section 9.08 . Governing Law; Submission To Jurisdiction ........................................................ 65 Section 9.09 . Successors and Assigns ......................................................................................... 66 Section 9.10 . Severability ........................................................................................................... 69 Section 9.11 . Counterparts; Integration; Effectiveness .............................................................. 69 Section 9.12 . Survival Of Representations ................................................................................. 69 Section 9.13 . Confidentiality....................................................................................................... 70 Section 9.14 . No Advisory Or Fiduciary Relationship ............................................................... 71 Section 9.15 . Right Of Setoff ....................................................................................................... 71 Section 9.16 . Judgment Currency ............................................................................................... 71 Section 9.17 . USA PATRIOT Act Notice .................................................................................... 72 Section 9.18 . Interest Rate Limitation ........................................................................................ 72 Section 9.19 . Qualified Financial Contract ................................................................................. 72 Section 9.20 . Disclosure ............................................................................................................. 73 EXHIBITS Exhibit A – Form of Borrowing Notice Exhibit B – Form of Security Agreement Exhibit C – Form of Control Agreement Exhibit D-1 – Form of Issuer Acknowledgement with TGP Issuer Exhibit D-2 – Form of Issuer Acknowledgement with TNK Issuer Exhibit E-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit E-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

iv Exhibit E-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit E-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes Exhibit F – Form of Guarantee Agreement Exhibit G – Form of New York law opinion Exhibit H – Form of Marshall Islands law opinion Exhibit I – Form of Bermuda law opinion Exhibit J – Form of Assignment and Assumption Exhibit K – Form of Amendments to Borrower’s Organization Documents Exhibit L – Form of Permitted Note SCHEDULES Schedule 1.01(a) – Haircuts for Cash Equivalents Schedule 1.01(b) – Certain Defined Terms Schedule 3.13 – Capitalization Schedule 9.02 – Certain Addresses for Notices

1 This MARGIN LOAN AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is made as of September 29, 2020 by and among Teekay Finance Limited, a Bermuda exempted company, as Borrower (“Borrower”), the Lenders party hereto and CITIBANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”). Borrower has requested that the Lenders make loans to it from time to time in an aggregate principal amount not exceeding the Commitments (as hereinafter defined) of the Lenders, and the Lenders are prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Act” has the meaning specified in Section 9.17. “Adjusted Initial Basket” means, initially, a number of TGP Shares and TNK Shares equal to the Initial Basket, which number shall from time to time be reduced by the number of TGP Shares or TNK Shares, as the case may be, released pursuant to Section 2.10(b) or Section 2.10(d). “Administrative Agent” has the meaning specified in the preamble hereto. “Advance” has the meaning specified in Section 2.01. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” has the meaning specified in the preamble hereto. “Amendment Effective Time” means, in respect of any Potential Facility Amendment Event, Share Collateral Trigger Event or Redocumentation Event, 5:00 p.m. on the third Business Day following the Notice Date applicable to such Potential Facility Amendment Event, Share Collateral Trigger Event or Redocumentation Event, as the case may be; provided that if Borrower delivers to Administrative Agent on or prior to the first Business Day following the applicable Notice Date (i) a copy of a duly executed and delivered notice of borrowing under a revolving credit facility of Guarantor in respect of an amount sufficient to pay the Total Accrued Loan Amount and (ii) evidence reasonably satisfactory to Administrative Agent that Guarantor has agreed to contribute the proceeds of such borrowing to Borrower, the Amendment Effective Time shall be 5:00 p.m. on the fourth Business Day following the applicable Notice Date.

2 #93434686v13 “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments in effect at any given time represented by such Lender’s then applicable Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the outstanding principal amounts of the Advances made by the respective Lenders. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.09), and accepted by Administrative Agent, in the form of Exhibit J or any other form approved by Administrative Agent and reasonably acceptable to Borrower. “Attributable Debt” means, at any time, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared at such time in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared at such time in accordance with GAAP if such lease were accounted for as a capital lease. “Availability Period” means the period from and including the Closing Date to the Final Maturity Date, but excluding any Commitment Unavailability Period. “Bankruptcy Code” means the United States Bankruptcy Code. “Base Rate” means, with respect to any Interest Period, the applicable LIBOR plus the Spread; provided that on any day during a Benchmark Unavailability Period, or if LIBOR cannot be determined for such Interest Period for whatever reason, Base Rate means, with respect to each day in such Benchmark Unavailability Period or such Interest Period, a rate per annum equal to (i) the Spread plus (ii) the greatest of (a) the Citibank Base Rate in effect on such day minus 1.00%, (b) the Federal Funds Effective Rate in effect on such day minus ½ of 1.00%, and (c) 0.00%. Any change in the Base Rate due to a change in the Citibank Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Citibank Base Rate or the Federal Funds Effective Rate, respectively. “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread

3 #93434686v13 adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states

4 #93434686v13 that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section 2.07(c) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.07(c). “Borrower” has the meaning specified in the preamble hereto. “Borrower Financial Statements” has the meaning specified in Section 4.01(a). “Borrowing” means Advances made on the same date. “Borrowing Notice” has the meaning specified in Section 2.03(a). “Business Day” means any day on which commercial banks are open for business in New York City, United States, and Vancouver, Canada, and, if such day relates to any Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Calculation Agent” means Administrative Agent, in its capacity as Calculation Agent. “Cash” means cash in Dollars. “Cash Collateral Amount” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Cash and Cash Equivalents at such time.

5 #93434686v13 “Cash Equivalents” means any of the following having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P, or (d) offshore overnight interest bearing deposits in foreign branches of Administrative Agent, any Lender or any Affiliate of a Lender. “Change in Law” means the occurrence, after the Closing Date, of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or Administrative Agent (or, for purposes of Section 2.11(b), by any lending office of any Lender or by any Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted, adopted or issued. “Change of Control” means, with respect to any Person, any event or transaction, or series of related events or transactions, as a result of which (i) a “person” or “group” becomes the “beneficial owner” of more than 50% of such Person’s common equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or (ii) if such Person is a partnership or limited liability company or similar entity, the identity of the general partner or managing member or similar Person (the “GP”) of such Person changes or a Change of Control (as defined in clause (i) above) occurs with respect to the GP of such Person. “Charges” has the meaning specified in Section 9.18. “Citibank Base Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its base rate in effect at its principal office in New York City. Any change in such rate shall take effect on the day specified in the public announcement of such change. “Closing Date” means the earliest date on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived in accordance with Section 9.01 of this Agreement.

6 #93434686v13 “Closing Share Price” means, at any time and for either of the TGP Shares or the TNK Shares, the closing price for one such Share on the applicable Exchange on the immediately preceding Exchange Business Day for such Shares, as reported on Bloomberg Page “TGP <equity> HP” in the case of the TGP Shares or Bloomberg Page “TNK <equity> HP” in the case of the TNK Shares (or, any successor or replacement reporting entity or page thereto reasonably selected by Calculation Agent); provided that if (i) a Market Disruption Event exists in respect of such Shares or (ii) such closing price is not so reported, in each case on such immediately preceding Exchange Business Day for such Shares, the “Closing Share Price” shall be the market value of one such Share as determined by Calculation Agent using objectively verifiable data and information sources, if available. If a Delisting has occurred and is continuing in respect of such Shares on such immediately preceding Exchange Business Day, the “Closing Share Price” shall be the closing sale price for such Shares on the primary national or regional securities exchange on which such Shares are listed or admitted for trading or, if such Shares are not listed or admitted for trading on any such exchange, the last quoted bid price for such Shares in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization reasonably selected by Calculation Agent, in either case on such immediately preceding Exchange Business Day. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning specified in the Security Agreement. “Collateral Account” has the meaning specified in the Security Agreement. For the avoidance of doubt, the Designated TGP Shares and all other Collateral Shares may be held in separate subaccounts of the Collateral Account. “Collateral Agent” means Administrative Agent, in its capacity as collateral agent. “Collateral Requirement” means that (i) Administrative Agent shall have received from Borrower duly executed and delivered by Borrower (x) counterparts of the Security Agreement and the Control Agreement and (y) a UCC financing statement in appropriate form for filing with the Recorder of Deeds in the District of Columbia and (ii) Borrower shall have taken all other action required to be taken by Borrower under the Security Agreement or the Control Agreement to perfect, register or record the Liens granted by it thereunder. “Collateral Shares” means any Shares held in the Collateral Account. “Collateral Shortfall” means that, at any time, the LTV Ratio exceeds the Initial LTV Ratio. “Collateral Shortfall Grace Period” means, in respect of any Collateral Shortfall, the period of three Business Days immediately following the date (the “notice date”) on which Administrative Agent gives Borrower notice of the occurrence of an event that will cause such Collateral Shortfall to occur; provided that if Borrower delivers to Administrative Agent on or prior to the first Business Day immediately following such notice date (i) a copy of a duly executed and delivered notice of borrowing under a revolving credit facility of Guarantor in respect of an amount sufficient to prepay Borrowings pursuant to Section 2.10(a) such that, immediately after giving effect to such prepayment, the LTV Ratio would be equal to or less than the Initial LTV

7 #93434686v13 Ratio and (ii) evidence reasonably satisfactory to Administrative Agent that Guarantor has agreed to contribute the proceeds of such borrowing to Borrower, the Collateral Shortfall Grace Period for such Collateral Shortfall shall be the period of four Business Days immediately following such notice date. “Collateral Value” means, at any time, (i) with respect to Cash, the face amount of such Cash, (ii) with respect to Cash Equivalents, the fair market value of such Cash Equivalents at such time, as determined by Calculation Agent, multiplied by the applicable haircut set forth in Schedule 1.01(a) for such category of Cash Equivalents, (iii) with respect to a Collateral Share, the Closing Share Price for such Collateral Share at such time, and (iv) with respect to Other Collateral, the fair market value of such Other Collateral at such time, as determined by Calculation Agent, multiplied by the applicable haircut agreed by Borrower and Collateral Agent at the time Borrower and Collateral Agent agree that such other Collateral shall constitute Other Collateral. “Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances hereunder, as reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.09. The amount of each Lender’s Commitment is set forth opposite such Lender’s name on the signature page hereof, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commitment Fee” has the meaning specified in Section 2.08(b). “Commitment Fee Calculation Date” means each March 19, June 19, September 19 and December 19 of each year, commencing on September 20, 2020; provided that if any Commitment Fee Calculation Date is not a Business Day, then such Commitment Fee Calculation Date shall be postponed to the next succeeding Business Day. “Commitment Fee Calculation Period” means each period from the calendar day immediately following a Commitment Fee Calculation Date to the next succeeding Commitment Fee Calculation Date; provided that (i) the first Commitment Fee Calculation Period shall commence on September 20, 2020 and (ii) the final Commitment Fee Calculation Period shall end on the Business Day immediately preceding the Final Maturity Date. “Commitment Fee Period” means the period from and including September 20, 2020 to the Final Maturity Date, but excluding any Commitment Unavailability Period. “Commitment Fee Rate” has the meaning specified in Schedule 1.01(b). “Commitment Unavailability Period” means the period from any date on which Borrower prepays the Total Accrued Loan Amount pursuant to clause (i) of the proviso to Section 9.01(b), but does not terminate the Commitments pursuant to clause (ii) of such proviso, to the first subsequent date on which the aggregate Collateral Value of the Adjusted Initial Basket has been greater than 75% of the Reference Share Collateral Value for at least 15 consecutive Exchange Business Days. “Communication” has the meaning specified in Section 6.14.

8 #93434686v13 “Compensation Period” has the meaning specified in Section 2.04(b). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means that certain Account Control Agreement, dated as of the date hereof, among Borrower, Custodian and Collateral Agent, in the form of Exhibit C. “Cross-Acceleration Person” means each of Borrower, Guarantor and each Subsidiary of Guarantor (but excluding each Issuer and each Subsidiary of each Issuer, to the extent any such person constitutes a “Subsidiary” of Guarantor). “Custodian” means Citigroup Global Markets, Inc. or any other custodian selected in good faith by Collateral Agent. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Defaulting Lender” means, at any time, a Lender (i) that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance (a “funding obligation”), (ii) that has notified Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar agreement, (iii) that has, for three or more Business Days, failed to confirm in writing to Administrative Agent, in response to a written request of Administrative Agent, that it will comply with its funding obligations hereunder, (iv) with respect to which a Lender Insolvency Event has occurred and is continuing or (v) that has otherwise failed to pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute. Administrative Agent will promptly send to all parties hereto notice of any Lender becoming a Defaulting Lender. “Deficiency Amount” has the meaning specified in Section 7.01(o). “Delisting” means, for either of the TGP Shares or the TNK Shares, that such Shares are no longer listed or admitted for trading on any Designated Exchange.

9 #93434686v13 “Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or any successor thereto. “Designated TGP Shares” means the 10,750,000 TGP Shares issued to Teekay GP on May 11, 2020. “Dollars” and “$” mean the lawful money of the United States. “DTC” means The Depository Trust Company, a New York corporation, or its successor. “Early Closure” means the closure on any Exchange Business Day of the relevant Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by such Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Exchange Business Day. “Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.07(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Borrower). “Eligible Collateral” means the following assets of Borrower, to the extent held in the Collateral Account and subject to a perfected first priority Lien in favor of Collateral Agent and with respect to which the Collateral Requirement shall have been satisfied: (a) Cash; provided that the Collateral Value of Eligible Collateral consisting of Cash shall not exceed the Total Accrued Loan Amount; (b) Cash Equivalents; (c) Shares constituting Collateral Shares on the date hereof that are free of any Liens (other than Permitted Liens) or Transfer Restrictions (other than the Existing Transfer Restrictions); provided that (i) any TGP Shares constituting Collateral in excess of the Maximum TGP Shares and any TNK Shares constituting Collateral in excess of the Maximum TNK Shares and (ii) any Shares not registered in global form in the name of DTC or its nominee under an unrestricted CUSIP shall, in each case, not be Eligible Collateral; and

10 #93434686v13 (d) Other Collateral, if any. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Events of Default” has the meaning specified in Section 7.01. “Exchange” means, for each of the TGP Shares and the TNK Shares, The New York Stock Exchange or its successor, or if such Shares are not listed for trading on such exchange, the Designated Exchange that is the primary trading market for such Shares. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Business Day” means, for either of the TGP Shares or the TNK Shares, any day on which the Exchange for such Shares is open for trading during its regular trading session, notwithstanding such Exchange closing prior to its scheduled closing time. “Exchange Disruption” means, with respect to either of the TGP Shares or the TNK Shares, any event (other than an Early Closure or Trading Suspension) that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such Shares on the Exchange for such Shares on any Exchange Business Day for such Shares as determined by Calculation Agent. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender Person or required to be withheld or deducted from any payment to any Lender Person, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender Person being organized under the laws of, or having its principal office or its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Lender Person’s failure to comply with Section 2.12(e) and (c) any Taxes imposed under FATCA. “Existing Transfer Restrictions” means Transfer Restrictions on the Collateral Shares arising solely from the fact that Borrower is an “affiliate” of the Issuer within the meaning of Rule 144; provided that solely with respect to the Collateral Shares consisting of TNK Shares and the Designated TGP Shares, the Existing Transfer Restrictions will also include any legal restrictions under the federal securities laws of the United States arising solely as a result of such Collateral Shares being “restricted securities” within the meaning of Rule 144 (as to which Borrower’s holding period (as determined in accordance with Rule 144) began (x) with respect to the TNK Shares, more than one year prior to the date hereof and (y) with respect to the Designated TGP

11 #93434686v13 Shares, no later than May 11, 2020) due to being acquired by Borrower or any of its Affiliates in a transaction exempt from the registration requirements of the Securities Act or due to being dividends or distributions on such securities or dividends or distributions thereon. The parties hereto acknowledge that the Agreement of Limited Partnership of TGP Issuer contains provisions that could restrict the transfer of record ownership of the relevant Shares on the books of such Issuer, which provisions do not apply to transfers of beneficial interests in Shares registered in global form in the name of DTC or its nominee. “Extraordinary Dividend” means any dividend or distribution to existing holders of TGP Shares or TNK Shares, as the case may be, that is not an Ordinary Cash Dividend or a stock split or other dividend or distribution in Shares. “Facility” means the credit facility contemplated by this Agreement. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Lender from three Federal funds brokers of recognized standing selected by it. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Final Maturity Date” means the earliest of: (a) the Scheduled Maturity Date; (b) the date on which the Facility is terminated pursuant to Section 2.05; and (c) the date on which all Commitments otherwise terminate pursuant to this Agreement. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Funding Account” means the deposit account of Borrower to which Administrative Agent is authorized by Borrower in the relevant Borrowing Notice to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement. “GAAP” means generally accepted accounting principles in the United States of America.

12 #93434686v13 “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guarantee Agreement” means that certain Guarantee Agreement, dated as of the date hereof, executed by Guarantor in favor of Administrative Agent and the Lenders, in the form of Exhibit F. “Guarantor” means Teekay Corporation, a corporation domesticated under the laws of the Republic of the Marshall Islands. “Guarantor Financial Statements” has the meaning specified in Section 4.01(a). “Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment

13 #93434686v13 obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and accruals for liabilities incurred in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Margin Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee” has the meaning specified in Section 9.04(b). “Information” has the meaning specified in Section 9.13. “Initial Basket” means the number of TGP Shares and the number of TNK Shares constituting Eligible Collateral on the date hereof. “Initial Borrowing” means any Borrowing made at a time at which, immediately prior to giving effect to such Borrowing, the Total Accrued Loan Amount is zero. “Initial LTV Ratio” has the meaning specified in Schedule 1.01(b). “Interest Period” means, for any Advance, the period commencing on the date of such Advance and ending on the day that numerically corresponds to the date of the most recent Initial Borrowing in the calendar month that is three months after such date of such Initial Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to an Advance that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. “IRS” means the United States Internal Revenue Service.

14 #93434686v13 “Issuer” means each of TGP Issuer and TNK Issuer. “Issuer Acknowledgement” means for each of TGP Issuer and TNK Issuer, an Issuer Acknowledgement dated as of the date hereof in the forms of Exhibit D-1 (in the case of TGP Issuer) and Exhibit D-2 (in the case of TNK Issuer). “Judgment Currency” has the meaning specified in Section 9.16. “Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law. “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other person that becomes a party hereto pursuant to Section 9.09. “Lender Expenses” has the meaning specified in Section 9.04(a)(i). “Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. “Lender Person” means any of Administrative Agent and any Lender. “Lending Office” means, with respect to each Lender, the office of such Lender specified in Schedule 9.02 hereto, or such other office of such Lender as such Lender may from time to time specify in writing to Borrower. “LIBOR” means, with respect to any Interest Period (or other period determined by Calculation Agent with respect to any overdue amount), the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over administration of such rate) appearing on the applicable Bloomberg Page (or on any successor or substitute page designated by Calculation Agent from time to time) at approximately 11:00 a.m., London time, on the date two Business Days prior to the first day of such Interest Period, as the rate for Dollars for deposits for a term coextensive with such Interest Period (or other period) and for an amount substantially equal to the total Commitments. For purposes of the preceding sentence, LIBOR for any Interest Period (or other period) of a length for which rates do not appear on such Bloomberg Page shall be determined by Calculation Agent through the use of straight line

15 #93434686v13 interpolation between such rate for the period of time closest to, and shorter than, the length of such Interest Period (or other period) and such rate for the period of time closest to, and longer than, the length of such Interest Period (or other period), or if there is no such shorter period, the rate for the shortest period for which a rate appears on such Bloomberg Page. In no event shall LIBOR be less than 0.00%. “Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “LTV Ratio” means, on any date, the quotient (expressed as a percentage) of (a) the difference of (i) the Total Accrued Loan Amount (for the avoidance of doubt, calculated without regard to the then applicable Make Whole Amount) minus (ii) the Cash Collateral Amount, if any, minus (iii) the aggregate expected net proceeds of all Permitted Sale Transactions (if any) that have been executed on or prior to such date as to which the scheduled settlement date (or, if earlier, the actual settlement date) has not occurred as of such date divided by (b) the sum of (i) the Share Collateral Value (excluding the Collateral Value of any Shares that have been sold in a Permitted Sale Transaction but remain in the Collateral Account pending settlement thereof) plus (ii) the Other Collateral Value, in each case on such date. “Make Whole Amount” has the meaning specified in Schedule 1.01(b). “Make Whole Event” has the meaning specified in Section 2.08(c). “Margin Loan Document” means each of this Agreement, the Security Agreement, the Guarantee Agreement, the Control Agreement, each Issuer Acknowledgement, each promissory note delivered pursuant to Section 2.15(d), each Borrowing Notice and each agreement delivered under Section 5.07. “Margin Stock” has the meaning specified in Regulation U promulgated by the FRB. “Market Disruption Event” means an Early Closure, an Exchange Disruption, or a Trading Disruption. “Material Adverse Effect” means, with respect to any Cross-Acceleration Person, a material adverse effect on (a) the business, assets or liabilities, of such Cross-Acceleration Person taken as a whole, (b) the ability of such Cross-Acceleration Person to perform any of its obligations under any Margin Loan Document to which it is a party, (c) the Collateral, or Collateral Agent’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Administrative Agent, Collateral Agent or the Lenders under any Margin Loan Document. “Material Indebtedness” means any Indebtedness if the amount thereof exceeds the Threshold Amount.

16 #93434686v13 “Material Nonpublic Information” means information (i) that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, and (ii) to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold Shares. “Material Subsidiary” means, with respect to any Person, any Subsidiary of such Person with total assets equal to or greater than $100,000,000. “Maximum Rate” has the meaning specified in Section 9.18. “Maximum TGP Shares” means 35,958,274 TGP Shares. “Maximum TNK Shares” means 5,036,306 TNK Shares. “Merger Event” means, with respect to either of the TGP Shares or the TNK Shares, any transaction or event that is, or results in, (i) a reclassification or change of such Shares that results in a transfer of or an irrevocable commitment to transfer all of such Shares outstanding to another entity or person, (ii) a consolidation, amalgamation, merger or binding share exchange of the TGP Issuer or the TNK Issuer, as the case may be, with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and that does not result in a reclassification or change of all of such Shares outstanding), (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding Shares of the TGP Issuer or the TNK Issuer, as the case may be, that results in a transfer of or an irrevocable commitment to transfer all such Shares (other than such Shares owned or controlled by such other entity or person), or (iv) a consolidation, amalgamation, merger or binding share exchange of the TGP Issuer or the TNK Issuer, as the case may be, or its subsidiaries with or into another entity in which such Issuer is the continuing entity and that does not result in a reclassification or change of all such Shares outstanding but results in the outstanding TGP Shares or TNK Shares, as the case may be (other than such Shares owned or controlled by such other entity), immediately prior to such event collectively representing less than 50% of the outstanding TGP Shares or TNK Shares, as the case may be, immediately following such event. “Moody’s” means Moody’s Investors Service, Inc. (or its successor). “Notice Date” means, in respect of any Potential Facility Amendment Event or Share Collateral Trigger Event, the date, if any, on which Administrative Agent delivers notice to Borrower of the proposed amendments to the terms of the relevant Margin Loan Documents in respect of such Potential Facility Amendment Event or Share Collateral Trigger Event, as the case may be, and, in the case of a Redocumentation Event, the date, if any, on which either party delivers notice to the other party that such Redocumentation Event has occurred. “Obligations” means all Advances to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising under any Margin Loan Document or otherwise with respect to the Advances, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any

17 #93434686v13 proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Obligor” means each of Borrower and Guarantor. “Ordinary Cash Dividend” means any quarterly cash dividend or distribution to existing holders of the TGP Shares or the TNK Shares, as the case may be, that does not exceed (i) $0.50 per share in the case of the TGP Shares, or (ii) $0.64 per share in the case of the TNK Shares. For the avoidance of doubt, only one dividend or distribution per calendar quarter in respect of each of the TGP Shares and the TNK Shares may be an Ordinary Cash Dividend. “Organization Documents” means, (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Oslo Business Day” means any day that is a Business Day and is also a day on which commercial banks are open for business in Oslo, Norway. “Other Collateral” means such assets of Borrower, if any, not consisting of Cash, Cash Equivalents or Shares as Borrower and Collateral Agent, with the consent of the Required Lenders, shall agree in writing shall constitute Other Collateral. “Other Collateral Value” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Other Collateral at such time. “Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender Person and the jurisdiction imposing such Tax (other than connections arising from such Lender Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Document, or sold or assigned an interest in any Advance or Margin Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, any sale of participations or the designation of a new Lending Office (other than at the request of Borrower pursuant to Section 2.11(e)).

18 #93434686v13 “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender. “Participant” has the meaning specified in Section 9.09(c). “Permitted Investments” means loans of Cash owned by Borrower and not constituting Collateral (or required by any Margin Loan Document to be held as Collateral) to Guarantor or any Subsidiary of Guarantor on arm’s-length terms. “Permitted Liens” means (a) Liens imposed by Law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been taken and (b) Liens granted to Collateral Agent pursuant to the Margin Loan Documents. “Permitted Note” means a promissory note issued by the Borrower to Teekay GP on September 29, 2020 in the form attached hereto as Exhibit L and in the amount specified in such form. “Permitted Sale Transaction” has the meaning specified in Section 2.10(d). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Potential Facility Amendment Events” has the meaning specified in Section 9.01(c). “Process Agent” has the meaning specified in Section 9.02(e). “Redocumentation Event” means that (i) an event is announced that if consummated or completed would result in either Issuer ceasing to be a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act or (ii) either Issuer ceases to be such a “foreign private issuer.” “Reference Share Collateral Value” means the Share Collateral Value as of the date hereof, which Share Collateral Value shall from time to time be reduced by the Collateral Value attributable to such number of TGP Shares or TNK Shares, as the case may be, as are released pursuant to Section 2.10(b) or Section 2.10(d) (as determined by Calculation Agent based on the Collateral Value of such Shares as of the date hereof). “Refinancing Transaction” means any financing, capital markets or other monetization transaction of Borrower, Guarantor or any Subsidiary thereof, the proceeds of which (in whole or in part) are intended to be applied towards a repayment of the Advances hereunder in full (including a transaction described in the first proviso of the “Restricted Transaction” definition). “Register” has the meaning specified in Section 9.09(b)(iv). “Regulation U” means Regulation U issued by the FRB.

19 #93434686v13 “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Required Lenders” means, at any time, Lenders (not including Borrower or any of its Affiliates) having aggregate Applicable Percentages in excess of 66.67% at such time. “Responsible Officer” means, with respect to either Borrower or Guarantor, any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer, any vice president, secretary, assistant secretary or director of such Person. “Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person. “Restricted Transaction” means, in respect of an Obligor, any pledge or encumbrance of Shares to any person (a “Secured Party”) to secure any obligation of such Obligor or any Affiliate of such Obligor; provided that such a pledge or encumbrance of Shares by an Obligor other than Borrower that does not relate to a transaction that gives rise to any obligations of Borrower shall not constitute a Restricted Transaction if (i) such Obligor has given Administrative Agent, on behalf of the Lenders, a right of first refusal to either (x) enter into the transaction that would give rise to such obligation on the same terms as those proposed to be entered into with such Secured Party or (y) amend the Margin Loan Documents to add such Shares to the Eligible Collateral and (1) increase the total Commitments by an amount equal to the product of the Share Collateral Value in respect of such Shares as of the date such Shares are added to the Eligible Collateral and the Initial LTV Ratio (with a proportional increase to the Commitment of each Lender) and (2) increase the Maximum TGP Shares and the Maximum TNK Shares by the number of TGP Shares and TNK Shares included in such Shares, in either case of (x) or (y), in lieu of the proposed transaction between the Obligor and the proposed Secured Party; and (ii) if Administrative Agent, on behalf of the Lenders, has declined to exercise such right of first refusal (including, for the avoidance of doubt, by reason of being unable to obtain the consents required by Section 9.01(a) to affect such amendments to the Margin Loan Documents), (A) the transaction between the Obligor and the proposed Secured Party does not contain any events of default, collateral triggers or other provisions that could allow such Secured Party to liquidate any such Shares prior to a time at which Collateral Agent would have the right to liquidate the Collateral under the Margin Loan Documents and (B) Borrower agrees to amend the terms of this Agreement to include, in addition to the Events of Default set forth herein, any default, event of default, collateral trigger or other event or circumstance giving rise to a right on behalf of such Secured Party to liquidate any Shares

20 #93434686v13 as an Event of Default under this Agreement; and provided further that a Restricted Transaction shall not include any Permitted Sale Transaction. “Rule 144” means Rule 144 under the Securities Act. “S&P” means Standard & Poor’s (or its successor). “Sanctions” has the meaning specified in Section 3.14. “Scheduled Maturity Date” means June 30, 2022. “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Securities Act” means the United States Securities Act of 1933, as amended. “Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between Borrower and Collateral Agent, in the form of Exhibit B, as it may be amended or modified from time to time. “Separate Facility” has the meaning specified in Section 9.01(d). “Set-off Party” has the meaning specified in Section 9.15. “Share Collateral Trigger Event” means that, at any time, the aggregate Collateral Value of the Adjusted Initial Basket is less than 50% of the Reference Share Collateral Value. “Share Collateral Value” means, at any time, the aggregate Collateral Value of all Eligible Collateral consisting of Collateral Shares at such time. “Shares” means each of the TGP Shares and the TNK Shares. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website. “Solvent” means, with respect to any Person, that at any time, both (a)(i) the sum of such Person’s liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

21 #93434686v13 “Spread” has the meaning specified in Schedule 1.01(b). “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Calculation Agent, using commercially reasonable procedures in order to produce a commercially reasonable result, based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Administrative Agent, any Lender or any Affiliate of Administrative Agent or any Lender). “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

22 #93434686v13 “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Teekay GP” means Teekay GP L.L.C., a Marshall Islands limited liability company. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “TGP Issuer” means Teekay LNG Partners L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands. “TGP Shares” means the common units of TGP Issuer. “Threshold Amount” has the meaning specified in Schedule 1.01(b). “TNK Issuer” means Teekay Tankers Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands. “TNK Shares” means the Class A common stock, par value $0.01 per share, of TNK Issuer. “Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances, together with accrued and unpaid interest thereon, the accrued and unpaid fees, including the Make Whole Amount, if applicable, and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon. “Trading Disruption” means, for either of the TGP Shares or the TNK Shares, any material suspension of or limitation imposed on trading by the Exchange for such Shares on any Exchange Business Day for such Shares (whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise) relating to such Shares. “Transactions” means the execution, delivery and performance by Borrower of the Margin Loan Documents, the grant of the security interest contemplated hereby or thereby and the borrowing of the Advances. “Transfer Restriction” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement or prospectus delivery

23 #93434686v13 requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144); provided that the required delivery of a customary assignment, instruction or entitlement order from Borrower, together with any evidence of the corporate or other authority of Borrower, shall not constitute a “Transfer Restriction”. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(e)(ii)(B)(3). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state or jurisdiction of the United States the laws of which are required to be applied in connection with the issue of perfection of security interests. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “United States” and “U.S.” mean the United States of America. “Upfront Fee” has the meaning specified in Schedule 1.01(b). “Utilization” means, with respect to any Lender for any calendar day, (i) the total outstanding principal amount of Advances made by such Lender as of such calendar day divided by (ii) the Commitment for such Lender, expressed as a percentage. Section 1.02. Times Of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). Section 1.03. Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be

24 #93434686v13 construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (b) Section headings herein and in the other Margin Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documents. (c) Determinations, consents, approvals or any other actions or non-actions taken by or determined by Administrative Agent in such capacity shall be made in good faith and, unless otherwise stated herein, its sole discretion. (d) In the computation of numbers of shares, triggers related to price or value per share or traded volume of shares herein, such number, or collateral trigger in this Agreement, as applicable, may be adjusted from time to time by Calculation Agent in connection with any buy- back, share split or any other event with dilutive or concentrative effect (which, for the avoidance of doubt, does not include ordinary course equity or convertible/exchangeable offerings on market terms, as well as contribution arrangements where the parent contributes assets to the issuers in exchange for shares issued at prevailing market prices) with respect to such shares so that the trigger levels reflect the same collateral value and the numbers of such shares maintains the same ratio to the aggregate number of such shares issued and outstanding, in each case had such buy- back, share split or similar event not occurred. Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. ARTICLE 2 AMOUNTS AND TERMS OF THE ADVANCES Section 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make loans in Dollars to Borrower (each such loan, an “Advance”) from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the total outstanding principal amount of Advances made by such Lender exceeding the Commitment for such Lender or (ii) the

25 #93434686v13 total outstanding principal amount of Advances made by all Lenders exceeding the Commitments for all Lenders. Section 2.02. Advances and Borrowings. (a) Each Advance shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with their then Applicable Percentages. The failure of any Lender to make any Advance required to be made by it shall not relieve any other Lender of its obligations hereunder. (b) Each Borrowing shall be in an amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Subject to the conditions set forth in Article 4 and the other terms and conditions set forth herein, Borrower may from time to time borrow, prepay pursuant to Section 2.10(a) and reborrow under this Section 2.02. Section 2.03. Requests For Borrowings. (a) (i) To request a Borrowing, Borrower shall notify Administrative Agent and each other Lender of such request no later than 1:00 p.m. on the second Oslo Business Day prior to the date of such proposed Borrowing. (ii) Each such notice of a request for a Borrowing (a “Borrowing Notice”) shall be in writing in substantially the form of Exhibit A, specifying therein: (x) the date of such Borrowing, which shall be an Oslo Business Day, (y) the aggregate amount of such Borrowing and (z) the Funding Account. If a Borrowing Notice is not given by the time referred to in Section 2.03(a)(i) above, it shall be deemed to have been given on the next succeeding Oslo Business Day. (b) Each Borrowing Notice shall be irrevocable and binding on Borrower. Section 2.04. Funding Of Borrowings. (a) Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds promptly and not later than 3:00 p.m. to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the applicable conditions set forth in Section 4.02, Administrative Agent will make all funds so received available to Borrower by crediting the amounts so received, in like funds as received by Administrative Agent, to the Funding Account. (b) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If and to the extent that such Lender did not make available such Lender’s share of such Borrowing, then such Lender shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such

26 #93434686v13 amount was made available by Administrative Agent to Borrower to the date such amount is received by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate from time to time as in effect plus Administrative Agent’s standard processing fee for interbank compensation. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Advance included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Administrative Agent, together with the interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its Commitment or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder. Section 2.05. Termination Of Facility. (a) Unless previously terminated, the Commitments shall terminate on the Scheduled Maturity Date. (b) Borrower may at any time, upon written notice to Administrative Agent, terminate the Commitments upon the prepayment in full of the Total Accrued Loan Amount to Administrative Agent for the account of each Lender. Upon delivery by Borrower of such written notice, the Facility shall be irrevocably terminated, may not be reinstated and shall cease to have further effect, except with respect to the provisions that by their express terms survive the termination of the Facility. (c) Borrower may not reduce the amount of the Commitments, except as set forth in subsection (d) of this Section 2.05. (d) Following completion of any Permitted Sale Transaction, Borrower may permanently reduce any unused Commitments, upon written notice to Administrative Agent, which notice shall be received by Administrative Agent no later than 1:00 p.m. on the second Business Day prior to the date of such reduction, provided that such reduction shall not exceed the amount equal to (x) the Commitments multiplied by (y) a ratio that the Collateral Value of the TGP Shares or TNK Shares (as the case may be) released pursuant to such Permitted Sale Transaction bears to the Share Collateral Value, in each case, as of the date of such release (before giving effect to such release). Any reduction of Commitments shall be applied to the Commitments held by each Lender ratably, according to the Commitments then held by each Lender. Section 2.06. Repayment Of Advances. Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Advance on the Final Maturity Date. Section 2.07. Interest. (a) Borrower shall pay interest on the outstanding principal amount of each Advance, from the date of such Advance until the date on which such principal amount shall have been paid in full, at a rate per annum equal to the Base Rate, payable quarterly in arrears for each Interest Period on the first Business Day following the end of such Interest Period, commencing on the first Business Day following the end of the first Interest Period following the Closing Date, and

27 #93434686v13 on the Final Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section 2.07 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. The total amount of interest due on each such day shall be computed by Calculation Agent on the immediately preceding Business Day. The Base Rate shall be computed by Calculation Agent based on a year of 360 days and actual days elapsed in the Interest Period for which interest is payable. (b) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, (i) all Advances shall bear interest at 2% plus the Base Rate and (ii) any other amount outstanding hereunder shall accrue interest at 2% plus the Base Rate. (c) (i) Notwithstanding anything to the contrary herein or in any other Margin Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this subsection (c) will occur prior to the applicable Benchmark Transition Start Date. (ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Margin Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this subsection (c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error

28 #93434686v13 and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this subsection (c) . Section 2.08. Fees. (a) On the Closing Date, Borrower shall pay to Administrative Agent for the account of each Lender the applicable Upfront Fee and shall pay the Lender Expenses as directed by Administrative Agent; provided that any Lender Expenses not invoiced prior to the Closing Date shall be due and payable three Business Days following the date they are invoiced. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever. (b) Borrower shall pay to Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the first Business Day following the end of each Commitment Fee Calculation Period in an amount equal to the sum, for each calendar day that falls in both (x) such Commitment Fee Calculation Period and (y) the Commitment Fee Period, of the product of (i) the undrawn portion of the Commitment for such Lender on such day (which shall be deemed to be equal to the total Commitment for such Lender as of the Closing Date for any day during the Commitment Fee Period that is prior to the Closing Date), (ii) the Commitment Fee Rate with respect to such Lender for such day (which shall be deemed to equal 1.50% per annum for any day during the Commitment Fee Period that is prior to the Closing Date) and (iii) 1/360. The Commitment Fee shall accrue at all times during the Commitment Fee Period (but not, for the avoidance of doubt, during any Commitment Unavailability Period), including at any time during which one or more of the conditions in Article 4 is not met. For the avoidance of doubt, the Commitment Fee is deemed to have accrued on each day during the Commitment Fee Period that is prior to the Closing Date as described in the second immediately preceding sentence. Administrative Agent shall notify Borrower no later than the Business Day prior to any date on which the accrued Commitment Fee is payable of the amount of such Commitment Fee due on such payment date; provided that if Administrative Agent gives Borrower such notice after such deadline, such accrued Commitment Fee shall be due and payable on the Business Day following the date Administrative Agent delivers such notice. (c) If the Commitments are terminated in full by Borrower pursuant to Section 2.05(b) or permanently reduced by Borrower pursuant to Section 2.05(d) or if the Total Accrued Loan Amount is declared due and payable in connection with an Event of Default of the type described in Section 7.01(a) (solely to the extent that the payment required to be made is based upon an Event of Default under any of the other Sections enumerated in this Section 2.08(c)), Section 7.01(b), Section 7.01(d) (solely with respect to Borrower and solely under Section 5.03, Section 5.09 and Article 6, but excluding Section 6.14, of this Agreement), Section 7.01(g) (solely with respect to Borrower), Section 7.01(h)(ii), Section 7.01(i)(ii) or Section 7.01(n) (solely with respect to Borrower) of this Agreement, in each case prior to the date that is 12 calendar months after the date hereof (any such event, a “Make Whole Event”), Borrower shall pay to Administrative Agent for the account of each Lender the Make Whole Amount, except that no Make Whole Amount shall be payable (i) to any Lender in connection with any such termination to the extent provided in Section 9.01(b), Section 9.01(c) or Section 9.01(d) or (ii) to a Lender with respect to termination of the Commitment of such Lender by Borrower pursuant to Section 2.05(b) in connection with a

29 #93434686v13 Refinancing Transaction that such Lender (or one of its Affiliates) has had reasonable opportunity to meaningfully participate in on or prior to the date of such termination. (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution to the Lenders ratably in accordance with the Applicable Percentage of each Lender (except that the Upfront Fee shall be allocated among the Lenders as set forth in the definition of Upfront Fee). Fees shall not be refundable under any circumstances. (e) Notwithstanding anything to the contrary herein, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.08(b) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees). Section 2.09. Interest Rate Determinations. Calculation Agent shall give notice to Borrower and the Lenders of the applicable interest rates for the purposes of Section 2.07. Section 2.10. Prepayments Of Borrowings; Withdrawal Of Collateral. (a) Borrower may prepay Borrowings, in whole or in part, by prepaying an amount equal to the sum of (i) the principal amount of the Borrowings being prepaid and (ii) accrued interest to the date of such prepayment on the amount prepaid, upon irrevocable notice thereof. Such notice shall be given to Administrative Agent by Borrower not later than 2:00 p.m. on the date five (5) Business Days prior to the date of any such prepayment; provided that each partial prepayment of the Borrowings shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Any such prepayment shall be made to Administrative Agent for the account of each Lender. Notwithstanding anything in this Section 2.10(a) to the contrary, the notice requirements and prepayment minimum amount requirements shall be waived with respect to any prepayment made pursuant to Section 7.01(o). (b) Borrower shall not withdraw any Collateral from the Collateral Account, except as provided in this subsection (b) or in subsection (d), (e) or (f) of this Section 2.10. Borrower shall be entitled to the release, upon written notice thereof delivered to Collateral Agent on or before 2:00 p.m. three (3) Exchange Business Days prior to the requested date of the release, of (i) Cash, Cash Equivalents or any other Collateral other than Collateral Shares from the Collateral Account (and other than, for the avoidance of doubt, the Collateral set forth in subsection (e) or (f) of this Section 2.10) if immediately following such release the LTV Ratio would be less than or equal to the Initial LTV Ratio; or (ii) Collateral Shares from the Collateral Account if (A) immediately following such release the LTV Ratio would be less than or equal to the Initial LTV Ratio and (B) the Share Collateral Value is greater than 120% of the Reference Share Collateral Value at all times on the 30 consecutive Exchange Business Days immediately prior to such request; provided that prior to and immediately after giving effect to any release pursuant to clause (i) or (ii) of this Section 2.10(b), no Default or Event of Default has occurred and is continuing or would occur. (c) [Reserved].

30 #93434686v13 (d) Borrower shall be entitled to the release, upon written notice thereof delivered to Collateral Agent on or before 2:00 p.m. two (2) Exchange Business Days prior to the requested date of the release, of any Collateral Shares as long as the Collateral Shares are being released for the purpose of settling sales of such Collateral Shares for Cash on an arm’s length basis (any such sale, provided that it meets the requirements in clauses (i), (ii), (iii) and (iv) below, a “Permitted Sale Transaction”), as long as: (i) the scheduled settlement date for each such sale is no later than the fifth Business Day following execution of such sale, (ii) all of the Cash proceeds of such sale (net of any customary brokerage or underwriting fee) will be paid to the Collateral Account, on a delivery versus payment basis against the delivery of the relevant Collateral Shares from the Collateral Account or pursuant to escrow arrangements reasonably acceptable to Collateral Agent, (iii) Borrower shall not have any obligation under any agreement relating to such Permitted Sale Transaction other than the obligation to deliver Shares substantially contemporaneously with the payment of the proceeds from the sale thereof to the Collateral Account (or pursuant to escrow arrangements reasonably acceptable to Collateral Agent) and as are customary for underwriting agreements or other documentation thereunder relating to such Permitted Sale Transaction, and (iv) prior to and immediately after giving effect to such release, no Default (other than in respect of an event that would be an Event of Default under Section 7.01(o)), Event of Default or Share Collateral Trigger Event has occurred and is continuing or would result from such release. If, for any reason, the proceeds from a proposed Permitted Sale Transaction are not delivered pursuant to the contemplated escrow or other arrangements, Borrower shall cause such proceeds to be delivered to the Collateral Account on the settlement date for the proposed Permitted Sale Transaction. If so requested by Borrower to facilitate a sale of Collateral Shares pursuant to this subsection (d) of Section 2.10, Lenders shall cause Collateral Agent to enter into any escrow or other arrangements reasonably satisfactory to Collateral Agent with the broker or dealer through whom such Collateral Shares are being sold. (e) Any Ordinary Cash Dividend shall be automatically released to Borrower on the Business Day immediately following the day such Ordinary Cash Dividend is credited to the Collateral Account; provided that (i) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur and (ii) if a Share Collateral Trigger Event has occurred and is continuing at the time such Ordinary Cash Dividend is credited to the Collateral Account, such Ordinary Cash Dividend shall be automatically released to Borrower on the fourth Business Day immediately following the day such Ordinary Cash Dividend is credited to the Collateral Account. Upon request of Borrower to Administrative Agent, any Collateral consisting of the proceeds of any Extraordinary Dividend, whether in the form of cash or other property, shall be released to Borrower on the fifth Exchange Business Day following

31 #93434686v13 the receipt of such request; provided that (i) no Share Collateral Trigger Event has occurred and is continuing and (ii) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur. (f) Interest shall accrue to the account of Borrower on any Cash held in the Collateral Account at the Federal Funds Effective Rate, and shall be credited to the Collateral Account by Administrative Agent on each Business Day. Such interest shall be automatically released to Borrower on the Business Day immediately following the day such interest is credited to the Collateral Account; provided that (i) no Share Collateral Trigger Event has occurred and is continuing and (ii) prior to and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would occur. Section 2.11. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender; (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or (iii) subject any Lender Person to any Other Connection Taxes (other than Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or Administrative Agent of making or maintaining the Advances hereunder (or of maintaining its Commitment) or to reduce the amount of any sum received or receivable by such Lender or Administrative Agent hereunder (whether of principal, interest or otherwise), then Borrower will pay such Lender or Administrative Agent such additional amount or amounts as will compensate such Lender or Administrative Agent, as the case may be, for such additional costs actually incurred or reduction actually suffered. (b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of any Margin Loan Document, the Commitment of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered. (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in

32 #93434686v13 paragraph (a) or (b) of this Section 2.11 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate such Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. (e) Notwithstanding the foregoing, if any Lender Person requests compensation under this Section 2.11 or Borrower must pay increased amounts or any amounts for Indemnified Taxes pursuant to Section 2.12, then the applicable Lender will, if requested by Borrower, use commercially reasonable efforts to designate another Lending Office for any Advance, or portion thereof, affected by the relevant event if such designation would avoid the requirement for or reduce the amount of such compensation, increased amounts or amounts for Indemnified Taxes; provided that such efforts need only be made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 2.11(e) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender Person pursuant to Section 2.11(a) through (d) or Section 2.12. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. (f) If any Lender requests compensation under this Section 2.11 or that Borrower pay increased amounts or any amount for Indemnified Taxes under Section 2.12, Borrower may, upon prior written notice to Administrative Agent in accordance with Section 2.10(a), terminate the Commitment of such Lender upon the prepayment in full of such Lender’s Applicable Percentage of the Total Accrued Loan Amount (including the Make Whole Amount, which for purposes of this Section 2.11(f) shall be calculated with regard to such Lender’s Commitment only) to Administrative Agent for the account of such Lender. For the avoidance of doubt, Section 2.14 shall apply to any such prepayment. Upon receipt of such prepayment, the Commitment of such Lender shall be irrevocably terminated and such Lender shall be deemed to no longer be a party to this Agreement or any Margin Loan Document, but for the avoidance of doubt provisions of any Margin Loan Document that by their express terms survive the termination of the Facility shall continue to apply with respect to such Lender. (g) All of Borrower’s obligations under this Section 2.11 shall survive termination of the Facility and repayment of all other Obligations hereunder. Section 2.12. Taxes. (a) Any and all payments by or on account of any obligation of any Obligor under any Margin Loan Document shall be made without deduction or withholding for any Taxes, except as

33 #93434686v13 required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Lender Person receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) The applicable Obligor shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent, timely reimburse it for the payment of, Other Taxes. (c) As soon as reasonably practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.12, such Obligor shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent. (d) The Obligors shall jointly and severally indemnify each Lender Person, within 10 days after written demand therefor accompanied by a certificate satisfying the requirements set forth below, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Lender Person, or required to be withheld or deducted from a payment to such Lender Person, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by such Lender Person (with a copy to Administrative Agent), or by Administrative Agent on behalf of such Lender Person, setting forth in reasonable detail the basis for calculating the additional amounts payable to the applicable Lender Person under this Section 2.12 shall be conclusive absent manifest error. (e) (i) If any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Margin Loan Document it shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of any such documentation other than such documentation set forth in Section 2.12(e)(ii)(A), (ii)(B) and (ii)(D) below requested by

34 #93434686v13 Borrower shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Margin Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Margin Loan Document, properly completed and executed originals of IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) properly completed and executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY,

35 #93434686v13 accompanied by properly completed and executed IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Margin Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so. (f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without

36 #93434686v13 interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (g) Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Obligors to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Margin Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Margin Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (g). (h) Each party’s obligations under this Section 2.12 shall survive the assignment of rights by, or the replacement of any Lender Person, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Margin Loan Document. Section 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Administrative Agent and Borrower that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to perform its obligations to make or maintain Advances hereunder, the obligation of such Lender to make the Advances shall be terminated and all Advances, all interest thereon and all other amounts payable under this Agreement to such Lender shall become due and payable either on the last day of the then current Interest Period, if such Lender may lawfully continue to maintain the Advances to such day, or immediately, if such Lender may not lawfully continue to maintain the Advances. Section 2.14. Break-Funding. In the event of the payment of any principal of an Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or the failure to borrow (for a reason other than the failure of Administrative Agent or a Lender to make such Advance), prepay any Advance on the date specified in any notice delivered

37 #93434686v13 pursuant hereto, then, in any such event, upon written demand of the applicable Lender, Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits or margin) attributable to such event to the extent actually incurred by the applicable Lender. A certificate of Calculation Agent setting forth in reasonable detail any amount or amounts that each Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay each Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All of Borrower’s obligations under this Section 2.14 shall survive termination of the Facility or repayment of all other Obligations hereunder. Section 2.15. Evidence Of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) Administrative Agent shall maintain in accordance with its usual practice accounts in which it shall record (i) the amount of each Advance made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms. (d) No promissory note shall be required to evidence the Advances by any Lender to Borrower. Upon the request of any Lender, Borrower shall prepare, execute and deliver to such Lender a promissory note, payable to such Lender and its registered assigns and in a form approved by such Lender, which shall evidence the Advances to Borrower by such Lender in addition to such records. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. Section 2.16. Payments And Computations; Pro Rata Treatment; Sharing of Set-offs. (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in Dollars to, except as otherwise expressly provided herein, Administrative Agent in immediately available funds. All payments received by Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All such payments shall be made to Administrative Agent at its offices as set forth on Schedule 9.02. (b) Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time

38 #93434686v13 shall in such case be included in the computation of payment of interest or any fees, as the case may be. (c) All payments (including prepayments and any other amounts received hereunder in connection with the exercise of Administrative Agent’s rights after an Event of Default) made by Borrower to Administrative Agent under any Margin Loan Document shall be applied to amounts then due and payable in the following order: (i) to any expenses and indemnities payable by Borrower to Administrative Agent or any Lender under any Margin Loan Document; (ii) to any accrued and unpaid interest and fees due under this Agreement; (iii) to principal payments on the outstanding Advances; and (iv) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documents. (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations under the Margin Loan Documents resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or such other obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments that shall be equitable so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with their respective Applicable Percentages; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to Guarantor or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower and Guarantor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower or Guarantor in the amount of such participation. (e) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

39 #93434686v13 (f) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b), 2.16(e) and 9.04(f), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amount thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. ARTICLE 3 REPRESENTATIONS AND WARRANTIES Borrower represents and warrants to Administrative Agent and the Lenders that: Section 3.01. Organization; Powers. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except as could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification or good standing is required. All licenses, permits, approvals, concessions or other authorizations necessary for (i) the consummation of the Transaction and (ii) except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect with respect to Borrower, the conduct of the business of Borrower, have been duly obtained and are in full force and effect. Section 3.02. Authorization; Enforceability. The Transactions are within Borrower’s corporate powers, have been duly authorized by all necessary corporate and, if required, shareholder action. The Margin Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to register and/or perfect Liens created pursuant to the Margin Loan Documents, (b) will not violate any Law applicable to Borrower, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Margin Loan Documents. Section 3.04. Financial Condition; No Material Adverse Change. (a) Borrower has heretofore furnished to Administrative Agent the Borrower Financial Statements, if any, and the Guarantor Financial Statements. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower or Guarantor, as applicable, as of such dates and for such periods in accordance with

40 #93434686v13 GAAP, subject to year-end audit adjustments and show all material indebtedness and other liabilities, direct or contingent, of Borrower or Guarantor, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) As of any date, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Guarantor, since the date of the last financial statements delivered pursuant to Section 4.01(a)(x) or Section 5.01, as applicable, with respect to Guarantor. Section 3.05. Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened in writing against or affecting Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to Borrower or (ii) that involve this Agreement or the Transactions. Section 3.06. Compliance With Laws And Agreements. Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to any Person. Borrower is in compliance with its reporting obligations under Sections 13 and 16 of the Exchange Act, including in respect of the transactions contemplated hereunder. No Default exists and no Event of Default has occurred, other than those that have been waived or deemed not to have occurred pursuant to the last sentence of Section 7.01. Section 3.07. Investment Company Status. Borrower is not and, after giving effect to the contemplated Transactions, will not be required to register as an “investment company” and is not a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940. Section 3.08. Taxes. Borrower has timely filed all income tax returns and other material tax returns that in each case are required to be filed by it in all jurisdictions and has paid all material taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for Taxes contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower that would, if made, have a Material Adverse Effect with respect to any Cross-Acceleration Person. Borrower has elected to be disregarded as an entity separate from its owner for U.S. federal income tax purposes, which election was valid and effective as of its formation, and its regarded owner for U.S. federal income tax purposes is a “foreign corporation” (within the meaning of Section 7701(a)(5) of the Code). Borrower does not have, and has never had, a trade or business or a permanent establishment and is not a resident for tax purposes in any country other than the country of its organization. There is no withholding Tax or Other Tax imposed by any Governmental Authority that arises from any payment made under, the execution, delivery, performance, enforcement (including any Tax required to be withheld on proceeds of the

41 #93434686v13 sale of the Collateral Shares) or registration of, the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Documents. Section 3.09. Disclosure. Borrower has disclosed to Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to Borrower. All information provided with respect to Borrower and its Affiliates by or on behalf of Borrower to Administrative Agent in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documents or the transactions contemplated hereby and thereby, taken as a whole, was or will be, on or as of the applicable date of provision thereof, taken as a whole, complete and correct in all material respects and did not (or will not) contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. Section 3.10. Material Agreements. Borrower is not in default under any provision of any material agreement or instrument to which Borrower is a party or by which Borrower or any of its properties or assets is bound that could reasonably be expected to result in a Material Adverse Effect with respect to Borrower. Section 3.11. Solvency. Each of Borrower and Guarantor is, and upon the incurrence of any Obligations by Borrower on any date on which this representation and warranty is made or deemed made, will be, Solvent. Section 3.12. Trading And Other Restrictions. (a) Borrower is the direct, sole beneficial owner and sole holder of record of all Collateral. (b) Borrower’s holding period (as determined in accordance with Rule 144) (x) as to the Collateral Shares other than the Designated TGP Shares, began more than one year prior to the date hereof and (y) as to the Designated TGP Shares, began no later than May 11, 2020. (c) The Collateral Shares constituting Eligible Collateral (i) are not subject to any restrictions on transfer or pledge that affect the ability of any Obligor to consummate any of the Transactions contemplated by the Margin Loan Documents or the ability of Administrative Agent, Collateral Agent or any Lender to exercise any remedies contemplated by the Margin Loan Documents, other than Existing Transfer Restrictions, (ii) do not contain any legends on the certificates therefor or other similar types of restrictions on such Shares, and do not require any opinions from Issuer’s counsel, or the removal of any “stop transfer order” prior to the sale of such Shares, (iii) are not subject to any shareholders agreement, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions that affect the ability of any Obligor to consummate any of the Transactions contemplated by the Margin Loan Documents or the ability of Administrative Agent, Collateral Agent or any Lender to exercise any remedies contemplated by the Margin Loan Documents and (iv) have been duly authorized and validly issued and are fully paid and non-assessable.

42 #93434686v13 Section 3.13. Capitalization and Subsidiaries. Borrower has no Subsidiaries. Schedule 3.13 sets forth a true and complete listing of each class of each of Borrower’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non- assessable, and owned beneficially and of record by the Persons identified on Schedule 3.13. Section 3.14. Patriot Act; Sanctioned Persons. (a) Borrower is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. § 1 et seq.), as amended. Borrower and each of its Affiliates is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and (ii) the Act, to the extent that any such Act is applicable to it. No part of the proceeds of any Advance will be used, directly or indirectly, for any payments to any governmental official or governmental employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. (b) Neither Borrower nor Guarantor is a Person that is (i) the subject of any sanctions (A) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or (B) pursuant to the U.S. Iran Sanctions Act, as amended (collectively, the “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of territory-wide Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria), nor (iii) directly or indirectly 50% or more owned or controlled by one or more Persons who are subject to clause (i) or (ii) of this sentence. No part of the proceeds of any extension of credit hereunder will be used, directly or indirectly (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as lender, underwriter, advisor, investor, or otherwise). Neither Borrower nor Guarantor has, in the past five years, knowingly engaged in, is now knowingly engaged in, or will engage in, any action or omission, or any dealings or transactions with any Person, or in any country or territory, that is or was (at the time of such dealing) the subject of Sanctions. Section 3.15. Material Nonpublic Information. Borrower is not in possession of any adverse Material Nonpublic Information with respect to either Issuer or either of the Shares. Section 3.16. Restricted Transactions. As of the Closing Date, Borrower is not a party to any Restricted Transactions in respect of Borrower. Section 3.17 .Conduct of Business. Borrower is not engaged in any business other than as described in Section 6.03. Section 3.18. Ownership of Property; Ownership of Shares. As of the Closing Date, Borrower owns directly 35,958,274 TGP Shares and 5,036,306 TNK Shares, and has no other material assets.

43 #93434686v13 Section 3.19. No Sovereign Immunity. Neither Borrower nor any of its assets or properties has any right of immunity on the grounds of sovereignty from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction. ARTICLE 4 CONDITIONS OF LENDING Section 4.01. Conditions Precedent to Closing Date. The obligations of the Lenders to make Advances hereunder are subject to satisfaction or waiver of the following conditions precedent: (a) Administrative Agent shall have received each of the following documents, duly executed, each dated on or prior to the Closing Date, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders: (i) duly executed counterparts of this Agreement, the Security Agreement, the Control Agreement and the Guarantee Agreement; (ii) a UCC financing statement in appropriate form for filing with the Recorder of Deeds in the District of Columbia; (iii) (x) certificate of Borrower, dated on or prior to the Closing Date and executed by any Director, Officer or the Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party, (B) identify by name and title the Responsible Officers, and (C) contain appropriate attachments, including the Organization Documents of Borrower (which shall be substantially in the form of Exhibit K attached hereto), certified by the relevant authority of the jurisdiction of organization of Borrower, and a Certificate of Compliance for Borrower, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers authorized to sign the Margin Loan Documents; (iv) (x) certificate of Guarantor, dated on or prior to the Closing Date and executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party, (B) identify by name and title of the Responsible Officers, and (C) contain appropriate attachments, including the Organization Documents of Guarantor, and a Certificate of Goodstanding for Guarantor, from its jurisdiction of domestication; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers authorized to sign the Margin Loan Documents; (v) a solvency certificate from a Responsible Officer for each of Borrower and Guarantor;

44 #93434686v13 (vi) legal opinion of Latham & Watkins LLP, special New York counsel to Borrower and Guarantor; legal opinion of Conyers Dill & Pearman, Bermuda counsel to Borrower; legal opinion of Watson Farley & Williams LLP, special Marshall Islands counsel to Guarantor; each substantially in the form of exhibits to this Agreement; (vii) for each Obligor, if applicable, the results of a recent lien search in such Obligor’s jurisdiction of organization or domestication, as applicable, and, if different, such Obligor’s “location” (determined as provided in UCC Section 9-307) and each of the jurisdictions where assets of such Obligor are located, and, in the case of Borrower, such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Lender; (viii) completed FRB Forms U-1 and/or G-3 with respect to the Facility duly executed by Borrower; (ix) the most recent account statements of Borrower with respect to each asset owned by Borrower, to the extent any such account statements have been prepared, and a certificate of a Responsible Officer, dated as of the Closing Date, (A) certifying that the aforementioned account statements, if any, are true, correct and complete and (B) containing a list of all Indebtedness, tax liabilities and/or commitments of Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list (the “Borrower Financial Statements”); (x) (w) audited consolidated financial statements of Guarantor for the 2017, 2018, and 2019 fiscal years, (x) unaudited interim consolidated financial statements of Guarantor for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (w) of this paragraph as to which such financial statements are available, and (y) a certificate of a Responsible Officer of Guarantor, dated as of the Closing Date, (A) certifying, in the case of the financial statements delivered under clause (x) above, as presenting fairly in all material respects the financial condition and results of operations of Guarantor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto (the “Guarantor Financial Statements”); (xi) evidence that each of Borrower and Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of this Agreement or any other Margin Loan Document; and (xii) an Issuer Acknowledgement executed by each Issuer.

45 #93434686v13 (b) 35,958,274 TGP Shares and 5,036,306 TNK Shares shall be credited to the Collateral Account and shall constitute Eligible Collateral. (c) All documented fees required to be paid under the Margin Loan Documents on or before the Closing Date, including the Upfront Fee and Lender Expenses invoiced prior to the Closing Date, shall have been paid. (d) Each of the representations and warranties of Borrower and Guarantor contained in Article 3 or in any other Margin Loan Document shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. (e) No Default, Event of Default or Share Collateral Trigger Event shall have occurred and be continuing on the Closing Date. Section 4.02. Conditions Precedent To Each Advance. The obligation of each Lender to make any Advance on the occasion of any Borrowing (including the first Borrowing hereunder) shall be subject to the following further conditions precedent: (a) Each of the representations and warranties of Borrower and Guarantor contained in Article 3 or in any other Margin Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (b) Since the date of the last financial statements delivered pursuant to Section 4.01(a)(x) or Section 5.01, as applicable, with respect to Guarantor, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect with respect to Guarantor; (c) Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof; (d) Immediately after giving effect to such Borrowing, the LTV Ratio shall not exceed the Initial LTV Ratio; (e) No Default, Event of Default or Share Collateral Trigger Event shall have occurred and be continuing, or would result from such Borrowing or from the application of the proceeds therefrom; (f) Borrower shall not have provided notice of termination of the Commitments; and (g) The Collateral Requirement shall have been satisfied.

46 #93434686v13 ARTICLE 5 AFFIRMATIVE COVENANTS OF BORROWER On and after the Closing Date and so long as any Lender has a commitment to make an Advance or any Obligations (other than indemnification obligations for which no claim has accrued or been asserted) remain outstanding: Section 5.01. Financial Statements. Borrower will furnish to Administrative Agent or cause to be furnished to Administrative Agent: (a) within 120 days after the end of each fiscal year of each Obligor, such Obligor’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; provided that Borrower shall have no obligation under this clause to provide any such financial statements, certificates or reports except to the extent Borrower has then prepared such items for its own internal use; (b) within 90 days after the end of each of the first three fiscal quarters of each Obligor, such Obligor’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of such Obligor’s Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided that Borrower shall have no obligation under this clause to provide any such financial statements, certificates or reports except to the extent Borrower has then prepared such items for its own internal use; (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the applicable Obligor (or, in the case of Borrower, a Responsible Officer of Guarantor) (x) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of such Obligor in accordance with GAAP consistently applied, subject to normal year- end audit adjustments, and (y) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (d) In addition, Borrower shall promptly furnish to Administrative Agent such additional information regarding the business, financial or corporate affairs of Borrower or Guarantor, or compliance with the terms of the Margin Loan Documents, as Administrative Agent may from time to time reasonably request.

47 #93434686v13 Section 5.02. Notices Of Material Events. Borrower shall furnish to Administrative Agent or cause to be furnished to Administrative Agent notice, as promptly as reasonably practicable after obtaining actual knowledge, of: (a) the occurrence of (i) any Default, Potential Facility Amendment Event or Redocumentation Event or (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to either Borrower or Guarantor, including the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower or Guarantor; (b) the occurrence of a Change of Control of Borrower or an Issuer; (c) any Lien (other than Permitted Liens) or claim made or asserted against any of the Other Collateral, if any; (d) any material loss, damage, or destruction to any Other Collateral, if any, whether or not covered by insurance. Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 5.03. Existence; Conduct Of Business. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises and governmental authorizations material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Section 5.04. Payment Of Taxes. Borrower shall pay and discharge as and when the same shall become due and payable, all material Taxes imposed upon it or upon its property, except where (a) the validity or amount thereof is being diligently contested in good faith and by appropriate proceedings, (b) Borrower has set aside on its books appropriate reserves with respect thereto in accordance with GAAP and (c) in the case of any liabilities which have or may become or result in a Lien upon any Collateral, none of the Collateral is subject to unstayed proceedings to sell such Collateral. Section 5.05. Compliance With Laws. Borrower shall comply in all material respects with the requirements of all applicable material Laws and all material orders, writs, injunctions and decrees applicable to it or its property. Section 5.06. Compliance With Exchange Act Requirements. Borrower shall promptly comply with its reporting obligations under Sections 13 and 16 of the Exchange Act in respect of the transactions contemplated hereunder, and Borrower shall give prior notice to Administrative Agent of any public filing of or relating to the Margin Loan Documents and provide Administrative Agent with a copy of any such report at least one Business Day prior to the filing thereof.

48 #93434686v13 Section 5.07. Further Assurances. As promptly as reasonably practicable upon the request of Administrative Agent, Borrower shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as Administrative Agent may reasonably deem necessary or desirable (a) to assure Collateral Agent is perfected with a first priority Lien on the Collateral and (b) to carry out the provisions and purposes of the Margin Loan Documents. Such agreements, documents or instruments or actions shall be reasonably satisfactory to Administrative Agent. Section 5.08. Books And Records. Borrower shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Section 5.09. Maintenance of Separateness. Borrower shall: (a) maintain its own separate books and records and bank accounts; (b) at all times conduct its business solely in its own name and in a manner not misleading to third parties as to its identity (including through the use of separate stationary or letterhead); (c) not commingle its assets with the assets of any other Person and hold its assets in its own name; (d) comply strictly with any organization formalities to maintain its separate existence; (e) pay its own liabilities out of its own funds (after giving effect to any intercompany loans or additional investments, directly or indirectly, by Guarantor permitted under the Margin Loan Documents); (f) maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s- length transaction (except to the extent that Borrower may enter into any contract or any other affiliate transaction permitted under the Margin Loan Documents, including making Permitted Investments) and the Permitted Note; (g) maintain adequate capital appropriate to the contemplated business purpose, transactions and liabilities of Borrower; provided that Guarantor, as the ultimate beneficial owner, shall not be required to make any additional capital contributions to the Borrower except as required by, or occurring in connection with, the guarantee by Guarantor in favor of Administrative Agent and the Lenders; (h) cause the directors, officers, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower;

49 #93434686v13 (i) not identify itself as a division of any other Person (other than as a division of its owner for applicable tax purposes) and use reasonable efforts to correct any known misunderstanding regarding the separate identity of Borrower; and (j) any financial statements maintained by Borrower shall show its assets and liabilities separate and apart from those of any other Person. Section 5.10. Use Of Proceeds. Borrower shall use the proceeds of the Advances for general corporate purposes, including Restricted Payments and Permitted Investments. ARTICLE 6 NEGATIVE COVENANTS On and after the Closing Date and so long as any Lender has a commitment to make an Advance or any Obligations (other than indemnification obligations for which no claim has accrued or been asserted) remain outstanding: Section 6.01. Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Margin Loan Documents and any Indebtedness under the Permitted Note. Section 6.02. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien upon the Collateral or any other property or asset, whether now owned or hereafter acquired, other than Permitted Liens. Section 6.03. Fundamental Changes. (a) Borrower shall not (i) engage in any activity other than (w) acquiring and holding the Shares, and activities incidental thereto or otherwise contemplated herein, (x) issuing Equity Interests, accepting capital contributions and activities incidental to any of the foregoing, (y) making Permitted Investments and activities incidental thereto or (z) issuing the Permitted Note; (ii) acquire or own any material assets other than the Shares, Cash, Cash Equivalents and Other Collateral, and property incidental thereto; (iii) own any material assets that are not held in the Collateral Account, (iv) engage in any business other than businesses of the type conducted by Borrower on the date of execution of this Agreement and businesses reasonably related thereto; or (v) change its capital structure to include any interests other than a single class of equity interests. Section 6.04. Asset Sales. Borrower shall not sell, transfer, lease or otherwise dispose of any asset; provided that (x) Borrower may sell or transfer assets for cash (not on an installment basis) to any direct or indirect Subsidiary of Guarantor in an arm’s-length transaction and (y) Borrower may sell Collateral Shares in Permitted Sale Transactions. Section 6.05. Investments And Acquisitions. Other than Shares, Cash, Cash Equivalents, Other Collateral or Permitted Investments, Borrower shall not purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any

50 #93434686v13 loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise). Section 6.06. Restricted Payments. Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments with respect to Borrower, or incur any obligation to do so other than, so long as no Event of Default exists and is continuing, Restricted Payments of assets and properties not required to be held as Collateral under the Margin Loan Documents. Borrower shall not make, or agree to make, directly or indirectly, any payment with respect to the Permitted Note. Section 6.07. Investment Company. Borrower shall not become an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940. Section 6.08. No Amendment Of Organization Documents, Etc. Borrower shall not consent to any material amendment, supplement or other modification of any of the terms or provisions of its Organization Documents or the Permitted Note, unless consented to by Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that an amendment, supplement or modification of the terms and provisions of Borrower’s Organization Documents to effect the replacement of a director or officer of Borrower may be made without Administrative Agent’s consent. Section 6.09. Formation Of Subsidiaries. Borrower shall not form, create, organize, incorporate or acquire any Subsidiaries. Section 6.10. Restricted Transaction. Neither Borrower nor Guarantor shall enter into, or agree to enter into, any Restricted Transaction. Section 6.11. No Impairment of Collateral Shares. Borrower shall not take any action that would materially impair the value of the Collateral Shares relative to the value of the Shares generally or impair Collateral Agent’s security interest therein or its ability to sell or otherwise realize against such Collateral Shares. Section 6.12. Tax Status. Borrower shall not change its status for U.S. federal income tax purposes unless Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed, and at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes it will have a “foreign corporation” (within the meaning of Section 7701(a)(5) of the Code) as its regarded owner for U.S. federal income tax purposes. Section 6.13. Use Of Proceeds. Borrower shall not use the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry (within the meaning of Regulation U of the FRB) Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally

51 #93434686v13 incurred for such purpose in each case in violation of Regulation U of the FRB, or otherwise use any such proceeds, in each case in contravention of any Law or any Margin Loan Document. Section 6.14. Provision Of Public Information. Notwithstanding anything to the contrary in the Margin Loan Documents, Borrower shall use good faith efforts not to provide to any employee or agent on the “public” side of the internal information wall (such internal information wall, the “Wall” and each such employee or agent, a “public side person”) of Administrative Agent, any Lender or any of their respective Affiliates any Material Nonpublic Information with respect to either Issuer, their Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”). Borrower shall be deemed to have represented that any such Communication addressed or directed by Borrower or any Affiliate of Borrower to, or that Borrower or such Affiliate believes or should reasonably believe is likely be received by, any public side person contains no such Material Nonpublic Information. If at any time, Borrower is unable to make the representation required under the immediately preceding sentence, it shall use its reasonable best efforts to put itself in a position of being able to provide such a representation as promptly as practicable. If any public side person at Administrative Agent or any Lender or any of their Affiliates (each a “Lender Party”) receives from Borrower or any Affiliate of Borrower any Material Nonpublic Information at any time, such Lender Party shall use reasonable efforts to bring such public side person over to the “private” side of such Wall with respect to such Material Nonpublic Information. If, notwithstanding such efforts, Administrative Agent, such Lender Party or the related Lender, as applicable, reasonably determines, based on the advice of counsel, that awareness of such Material Nonpublic Information could impair the ability of Administrative Agent, Collateral Agent or any Lender to exercise any of its remedies under any Margin Loan Document, such Lender Party may, solely in connection with the exercise of its remedies under Section 9 of the Security Agreement with respect to the TGP Shares or TNK Shares, as applicable, and with prior notice to Borrower, disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person in order to remedy such impairment. For the avoidance of doubt, no communication (i) between Borrower and any employee or agent of Administrative Agent, any Lender or any of their respective Affiliates on the “private” side of the Wall of Administrative Agent, such Lender or such Affiliate or (ii) to any employee or agent of Administrative Agent, any Lender or any of their respective Affiliates initiated or solicited by that employee or agent, shall in either case be deemed to violate the provisions of this Section 6.14. ARTICLE 7 EVENTS OF DEFAULT Section 7.01. Events Of Default. If any of the following events (“Events of Default”) shall occur: (a) Borrower shall fail to pay any principal of any Advance or Make Whole Amount when and as the same shall become due and payable, whether at the due date thereof or a date fixed for prepayment thereof or otherwise; provided that if Borrower can demonstrate to the reasonable satisfaction of Administrative Agent that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an error in the banking system,

52 #93434686v13 such payment shall instead be deemed to be due and payable, solely for the purposes of this paragraph, within 3 Business Days of the originally scheduled due date for such payment; (b) Borrower shall fail to pay any interest on any Advance or any fee or any other amount (other than an amount referred to in this Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; (c) any representation or warranty made or deemed made by or on behalf of Borrower or Guarantor herein or in any Margin Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Margin Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made; (d) Borrower or Guarantor shall fail to perform or observe any covenant, condition or agreement applicable to it in Section 5.02, 5.03, 5.04, 5.05, 5.06, 5.09 or Article 6 (but excluding Section 6.14) of this Agreement or any other Margin Loan Document; (e) Borrower or Guarantor shall fail to observe or perform any covenant, condition or agreement in this Agreement or any other Margin Loan Document other than any such covenant, condition or agreement, referred to in any other Section of this Section 7.01 and such failure shall not have been remedied or waived within 30 days of receipt by Borrower and Guarantor of written notice from Administrative Agent of such Default. (f) (i) any event or condition shall occur (with all applicable grace and notice periods having expired) that results in any Material Indebtedness of any Cross-Acceleration Person becoming due prior to its scheduled maturity, provided that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (ii) there shall occur under any Swap Contract to which any Cross- Acceleration Person is a party an early termination date (howsoever defined in such Swap Contract) resulting from any event of default (howsoever defined in such Swap Contract) under such Swap Contract as to which any Cross-Acceleration Person is the defaulting party (howsoever defined in such Swap Contract) and the Swap Termination Value owed by such Cross-Acceleration Person as a result thereof is greater than the Threshold Amount; provided further, that any failure, event or condition described in this clause (f) shall (A) only constitute an Event of Default hereunder if such failure, event or condition is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Total Accrued Loan Amount pursuant to this Article 7 and (B) not result in a Default or Event of Default hereunder while any grace or notice period applicable to such failure, event or condition remains in effect; (g) (i) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall become unable or admit in writing its inability or shall fail generally to pay its debts as they become due; (ii) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall institute or consent to the institution of any proceeding

53 #93434686v13 under any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer shall be appointed without the application or consent of Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer and the appointment continues undischarged or unstayed for ninety (90) calendar days; (iv) any proceeding under any Debtor Relief Law relating to Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer or to all or any material part of the property of Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall be instituted without the consent of such Person, as the case may be, and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or (v) Borrower, Guarantor, an Issuer or any Material Subsidiary of Borrower, Guarantor or an Issuer shall take any action to authorize any of the actions set forth above in this Section 7.01; (h) (i) any material provision of any Margin Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or (ii) Borrower or Guarantor shall challenge the enforceability of any Margin Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Margin Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms; (i) (i) the Security Agreement shall for any reason fail to create a valid and perfected first priority Lien in the Collateral, except as permitted by the terms thereof, the Security Agreement shall fail to remain in full force or effect or Collateral Agent ceases to have a first priority perfected Lien in the Collateral or (ii) Borrower or Guarantor shall take any action to discontinue or assert in writing the invalidity or unenforceability of the Security Agreement, or Borrower or Guarantor shall fail to comply with any of the terms or provisions of the Security Agreement; (j) any money judgment, writ or warrant of attachment or similar process in excess of the Threshold Amount shall be entered or filed against Borrower or Guarantor on any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 (thirty) days; (k) there shall occur a change in the assets of Guarantor such that Guarantor has no material assets other than its indirect ownership interest in Borrower; (l) (i) the number of TGP Shares constituting Collateral Shares shall represent more than 50% of the number of outstanding TGP Shares, or (ii) the number of shares of TNK Shares constituting Collateral Shares shall represent more than 25% of the number of outstanding TNK Shares, in each case for a period of ten consecutive Business Days; (m) any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial part of the property, shares of capital stock or equity or other

54 #93434686v13 assets of any Guarantor and its Subsidiaries taken as a whole or either Issuer and its Subsidiaries taken as a whole; (n) (i) there shall occur a Change of Control with respect to Borrower or an Issuer, and such Change of Control shall continue for three Business Days or (ii) Guarantor shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests in Teekay GP; or (o) there shall occur a Collateral Shortfall; provided that such Collateral Shortfall will not constitute an Event of Default if (i) within the applicable Collateral Shortfall Grace Period, Borrower prepays outstanding Borrowings pursuant to Section 2.10(a) (the amount of such prepayment, the “Deficiency Amount”) and/or executes one or more Permitted Sale Transactions such that immediately after giving effect to such prepayment and/or execution the LTV Ratio is equal to or less than the Initial LTV Ratio or (ii) at all times during the applicable Collateral Shortfall Grace Period, the Deficiency Amount, if Borrower were to only prepay outstanding Borrowings (and not pledge any additional Eligible Collateral or execute one or more Permitted Sale Transactions) pursuant to clause (i) above, would be less than $2,000,000; then, and in any such event, and at any time thereafter during the continuance of such event, Administrative Agent shall, at the request of Lenders having aggregate Applicable Percentages equal to or in excess of 50% at such time, by written notice to Borrower, take either or both of the following actions, at the same or different times: (i) declare the Total Accrued Loan Amount to be forthwith due and payable, whereupon the Total Accrued Loan Amount (including the applicable Make Whole Amount, if any, payable to Administrative Agent for the account of each Lender pursuant to Section 2.08(c)) shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower and (ii) declare the Commitments to be terminated, whereupon the same shall forthwith terminate; provided that upon the occurrence in respect of Borrower of any event of the type described in Section 7.01(g), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the Commitments shall automatically be terminated. Upon the occurrence and the continuance of an Event of Default, Lender may exercise any rights and remedies provided to Administrative Agent and the Lenders under the Margin Loan Document or at law or equity, including all remedies provided under the UCC. ARTICLE 8 ADMINISTRATIVE AGENT Section 8.01. Administrative Agent. Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it

55 #93434686v13 were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders. Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for elsewhere in this agreement), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to this Agreement, the other Margin Loan Documents or applicable law, and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Guarantor or any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, pursuant to this Agreement) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower or a Lender and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Margin Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender,

56 #93434686v13 Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more subagents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders (calculated without regard to the Applicable Percentage of the resigning Administrative Agent) shall have the right, in consultation with Borrower, to appoint a successor, which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank with an office in New York, New York, and which may, for the avoidance of doubt, be a Lender or an Affiliate of a Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Margin Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The successor shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Margin Loan Documents, the provisions of this Article 8 and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

57 #93434686v13 Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder. ARTICLE 9 MISCELLANEOUS Section 9.01. Amendments, Etc. (a) Neither this Agreement nor any other Margin Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as set forth in Sections 9.01(b), 9.01(c) or 9.01(d) or (y) pursuant to an agreement or agreements in writing entered into by Borrower, Guarantor (as applicable) and the Required Lenders or by Borrower, Guarantor (as applicable) and Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Advance or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release Guarantor from its obligations under the Guarantee Agreement, without the written consent of each Lender, (vi) change any of the provisions of this Section 9.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent under any Margin Loan Document without the prior written consent of Administrative Agent. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advance or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase the Commitment of such Defaulting Lender, reduce the principal amount of any Advance of such Defaulting Lender or reduce the rate of interest thereon, or reduce any fees payable owing to such Defaulting Lender hereunder, postpone the scheduled date of payment of the principal amount of any Advance of such Defaulting Lender or any interest thereon, or any fees payable to such Defaulting Lender hereunder, or reduce the amount of, waive or excuse

58 #93434686v13 any such payment, or postpone the scheduled date of expiration of any Commitment of such Defaulting Lender, or alter the terms of this proviso, will require the consent of such Defaulting Lender. (b) Upon the occurrence of a Share Collateral Trigger Event, Administrative Agent may, with the consent of the Required Lenders, in consultation with Borrower to the extent reasonably practicable and to the extent that such consultation would not cause undue delay, propose to amend one or more of the material terms of any Margin Loan Document other than the Guarantee Agreement (subject to the proviso to Section 9.01(a)) by delivering written notice of such proposed amendments to Borrower and the Lenders. Such amendments will take effect at the applicable Amendment Effective Time; provided that following receipt of such notice, Borrower may (i) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender prior to the Amendment Effective Time, in which case the proposed amendments will not take effect and (ii) if Borrower makes the payment described in clause (i), Borrower may (but shall not be required to) simultaneously terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount. (c) If any of the following events (“Potential Facility Amendment Events”) shall occur: (i) the occurrence of the tenth scheduled Exchange Business Day prior to the scheduled consummation of a Merger Event in relation to an Issuer, unless Calculation Agent determines that such consummation is unlikely to occur; (ii) the announcement of an event that if consummated or completed would result in a Delisting of the TGP Shares or the TNK Shares and such shares not being immediately relisted on a Designated Exchange; (iii) the payment of an Extraordinary Dividend with respect to either the TGP Shares or the TNK Shares; (iv) the occurrence of the record date in respect of a distribution, issue or dividend to existing holders of the TGP Shares or the TNK Shares of share capital or other securities of another issuer acquired or owned (directly or indirectly) by the relevant Issuer in connection with a spin-off or other similar transaction with a value greater than 35% of the value of the equity interests of the relevant Issuer immediately prior to such record date, as determined by Calculation Agent; (v) the imposition of any withholding tax on proceeds of a prospective sale of Collateral or the announcement by any Person of any transaction or event or series of transactions or events (including a Change in Law) that could reasonably be expected to result in such an imposition, as reasonably determined by the Calculation Agent; (vi) suspension from trading of the TGP Shares or the TNK Shares on the applicable Exchange for three consecutive Exchange Business Days, other than a suspension that affects all common equity securities on such Exchange; or

59 #93434686v13 (vii) the Share Collateral Value attributable to the TGP Shares shall represent less than 50% of the total Share Collateral Value immediately after giving effect to any withdrawal or release of TGP Shares from the Collateral Account pursuant to Section 2.10; then, and in any such event, and at any time thereafter during the continuance of such event, Administrative Agent may, with the consent of the Required Lenders, in consultation with Borrower to the extent reasonably practicable and to the extent such consultation would not cause undue delay, propose to amend one or more of the material terms of any Margin Loan Document other than the Guarantee Agreement (subject to the proviso to Section 9.01(a)) to account for such Potential Facility Amendment Event by delivering written notice of such proposed amendments to Borrower and the Lenders. Such amendments will take effect at the applicable Amendment Effective Time; provided that following receipt of such notice, Borrower may, prior to the Amendment Effective Time, (x) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender and (y) terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount (and, for the avoidance of doubt, Borrower must take the action described in clause (y) if Borrower takes the action described in clause (x)). (d) Upon the occurrence of a Redocumentation Event, Borrower may, on or prior to the applicable Amendment Effective Time, (x) prepay in full the Total Accrued Loan Amount to Administrative Agent for the account of each Lender and (y) terminate the Commitments pursuant to Section 2.05(b) without paying any Make Whole Amount (and, for the avoidance of doubt, Borrower must take the action described in clause (y) if Borrower takes the action described in clause (x)). Unless Borrower so elects to prepay the Total Accrued Loan Amount and terminate the Commitments pursuant to the preceding sentence, then after the applicable Amendment Effective Time, Administrative Agent may, with the consent of the Required Lenders, split the Facility into a separate facility with each Lender (each a “Separate Facility”) on economic terms identical to those of the Facility (subject to any necessary conforming changes), with aggregate Commitments and outstanding Advances equal to the Commitments and outstanding Advances under the Facility, and which shall be documented in separate agreements on substantially the same terms and conditions as this Agreement and the other Margin Loan Documents; provided that all conditions precedent to the making of the Advances on the occasion of the first Borrowing specified in this Agreement shall be deemed to be satisfied upon Borrower’s entry into the Separate Facilities and Borrower shall not be required to deliver any certificates, certifications, opinions or other documents upon its entry into the Separate Facilities other than (i) standard corporate housekeeping opinions (with the cost of such opinions to be paid by the applicable Lender or Lenders, as the case may be, requesting such opinions) and (ii) UCC financing statements in an appropriate form for filing with the Recorder of Deeds in the District of Columbia and completed Federal Reserve Board Forms U-1 and G-3, to the extent necessary; provided further that Borrower shall not be required to incur any increased tax, cost or expense (other than its own out-of-pocket fees and expenses of counsel) in connection with the establishment and maintenance of the Separate Facilities other than increased taxes, costs or expenses that Borrower would be required to incur under this Agreement and the other Margin Loan Documents. The parties will work together in good faith to agree on documentation for the Separate Facilities that takes into account changes appropriate to reflect the fact that each Separate Facility has a single Lender (including, for the avoidance of doubt, changes to the definition of Permitted Liens to reflect the fact that Borrower will pledge collateral separately to each Lender). A Lender shall be Administrative

60 #93434686v13 Agent under each Separate Facility with a single Commitment and outstanding Advances proportional to the Commitment of such Lender under the Facility, and each Separate Facility will have its own Collateral Agent and will be separately secured by a portion of the Collateral proportional to the Commitment in respect of such Separate Facility. Borrower will not be responsible for any fees, costs or other expenses incurred by Administrative Agent or any Lender in connection with the establishment and maintenance of the Separate Facilities, other than fees, costs and other expenses for which Borrower would be responsible under this Agreement and the other Margin Loan Documents. Section 9.02. Notices; Effectiveness; Electronic Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to Borrower, to: Deliver by courier to: Teekay Finance Limited 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM 08 Bermuda Attn: Secretary Telephone No.: (441) 298-2530 Facsimile No.: (441) 292-3931 Email: BermudaCorpSec@teekay.com with a copy to: Teekay Finance Limited Suite No. 1778 48 Par-la-Ville Road Hamilton, HM 11 Bermuda Attn: Secretary with a copy to: Teekay Corporation c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver, BC V6C 2K2

61 #93434686v13 Canada Attn: Renee Eng, Director, Treasury Telephone No.: (604) 609-6418 Facsimile No.: (604) 681-3011 and Rafal Gawlowski Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (ii) if to Administrative Agent, to its applicable address set forth on Schedule 9.02. (iii) if to any other Lender, to it at its address (or facsimile number or electronic mail address or telephone number) set forth on Schedule 9.02 or in the Assignment and Assumption pursuant to which such Lender becomes party to this Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower and Administrative Agent. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) (i) Notices and other communications sent to an email address shall be deemed received when sent absent receipt of a failure to deliver notice, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address (including email address), facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. (d) Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower. Borrower shall indemnify Administrative Agent and the Lenders and the Related Parties of Administrative Agent and the Lenders from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower, except to the extent such losses, costs, expenses and liabilities arise from the gross negligence, bad faith or willful misconduct of Administrative

62 #93434686v13 Agent or any of its Related Parties. All telephonic notices to and other telephonic communications with Administrative Agent or any Lender may be recorded by such Person, and each of the parties hereto hereby consents to such recording. (e) Borrower hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought under any Margin Loan Document may be made upon Watson, Farley & Williams (New York) LLP, presently located at 250 West 55th Street, New York, New York 10019 (the “Process Agent”), and Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to Borrower shall not impair or affect the validity of such service or of any judgment based thereon. Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in the manner provided in Section 9.08(d). Borrower shall at all times maintain an agent for service of process with respect to the Margin Loan Documents in New York, New York and shall notify the Administrative Agent a reasonable period of time in advance of any change in the identity or address of such agent. Section 9.03. No Waiver; Remedies. (a) No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder or under any other Margin Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder and under any other Margin Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Margin Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Event of Default at the time. (b) The Advances are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower. (c) Borrower, Administrative Agent and each Lender acknowledge and agree that the Margin Loan Documents collectively are intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e)

63 #93434686v13 and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Margin Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Margin Loan Documents collectively constitute a “master netting agreement” within the meaning of the Bankruptcy Code. Section 9.04. Costs And Expenses; Indemnification; Damage Waiver. (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and Collateral Agent, including the reasonable fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent (whether outside counsel or the allocated costs of its internal legal department), in connection with the Facility provided for herein, the preparation and administration of the Margin Loan Documents or any amendments, modifications or waivers of the provisions of the Margin Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated but only so long as the Lenders are ready, willing and able to make the Advances contemplated by this Agreement upon satisfaction of all conditions precedent to the making of such Advances) (the “Lender Expenses”), and (ii) all expenses incurred by Administrative Agent, Collateral Agent or the Lenders or any of their respective Affiliates, including the fees, charges and disbursements of any counsel (whether outside counsel or the allocated costs of its internal legal department), in connection with the enforcement, collection or protection of its rights in connection with the Margin Loan Documents, including its rights under this Section, or in connection with the Advances made hereunder, including, subject to Section 9.01(d), all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances. (b) Borrower shall indemnify Administrative Agent, Collateral Agent and each Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the preparation, negotiation, execution, delivery or administration of this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against Administrative Agent or Collateral Agent, in each case in their

64 #93434686v13 respective capacities as such) that did not involve actions or omissions of Borrower, Guarantor or their respective Affiliates. Subsection (b) of this Section 9.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Document or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct, bad faith or gross negligence of such Indemnitee. (d) All amounts due under this Section 9.04 shall be payable not later than ten Business Days after demand therefor. (e) To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent or any Related Party thereof under paragraph (a) or (b) of this Section 9.04, each Lender severally agrees to pay to Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such, or against any Related Party acting for Administrative Agent in connection with such capacity. (f) The agreements in this Section 9.04 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations. Section 9.05. Collateral Agent. Administrative Agent and each Lender hereby appoint Citibank, N.A. as Collateral Agent hereunder to take such actions on their behalf and to exercise such powers as are delegated to such agent by the terms of this Agreement, the Security Agreement, the Guarantee or by any written instruction of Administrative Agent, together with such actions and powers as are reasonably related thereto to the extent permitted by applicable law. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and exercise the rights as a secured party on behalf of Administrative Agent and each Lender with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreement to the extent permitted by applicable law. Citibank, N.A. hereby accepts and agrees to such appointment. Section 9.06. Calculation Agent.

65 #93434686v13 The parties hereto hereby appoint Citibank, N.A. as Calculation Agent to take such actions, and to exercise such powers, as are delegated to such agent by the terms of the Margin Loan Documents, and Citibank, N.A. hereby accepts and agrees to such appointment. Whenever Calculation Agent is required to act or to exercise judgment in any way, it shall do so in good faith and in a commercially reasonable manner and, when reasonably practicable, in consultation with Borrower and to the extent that such consultation would not cause undue delay. Following any determination, calculation or other act by Calculation Agent, upon request by Borrower, Calculation Agent will provide to Borrower a report (in a commonly used file format for the storage and manipulation of financial data) displaying, in reasonable detail, the basis for such determination, calculation or action, it being understood that Calculation Agent will not be obligated to disclose any proprietary models or other confidential or proprietary information or data used by it for such determination, calculation or action. Section 9.07. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises their right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Section 9.08. Governing Law; Submission To Jurisdiction. (a) The Margin Loan Documents shall be governed by, and construed in accordance with, laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5 1401 of the New York General Obligations Law. (b) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Margin Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Margin Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Document against Borrower or its properties in the courts of any jurisdiction. (c) Each of the parties to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter

66 #93434686v13 have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Margin Loan Document in any court referred to in subsection (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02(a). Nothing in this Agreement or any other Margin Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. (e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MARGIN LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER MARGIN LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08(e). Section 9.09. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Document without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.09. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Administrative Agent and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to a single assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

67 #93434686v13 (A) Borrower; provided that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other Person (other than a natural person); and (B) Administrative Agent; provided that no consent of Administrative Agent shall be required for an assignment to an Affiliate of a Lender. (ii) Assignments by a Lender shall be subject to the following additional conditions: (A) in no event shall there be more than two Lenders; (B) the amount of the Commitment or Advances of the assigning Lender subject to each such assignment, and the amount of the Commitment or Advances of the assigning Lender remaining after each such assignment (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent), in each case shall not be less than the lesser of (1) $10,000,000 and (2) the entire remaining amount of the assigning Lender’s Commitments or Advances, as applicable, unless each of Borrower and Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed); (C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (D) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.09, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.14 and 9.15). Upon request, Borrower (at its expense) shall execute and deliver a promissory note in the form described in Section 2.15(d) to the assignee Lender, and the promissory note, if any, theretofore held by the assignor Lender shall be returned to Borrower in exchange for a new promissory note, payable to the assignee Lender and reflecting its retained interest (if any) hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.09 shall be treated for purposes of this Agreement as a sale by such Lender of a

68 #93434686v13 participation in such rights and obligations in accordance with paragraph (c) of this Section 9.09. (iv) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section 9.09 and any written consent to such assignment required by paragraph (b) of this Section 9.09, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (other than Borrower of any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Margin Loan Document (including all or a portion of the Advances); provided that (i) such Lender’s obligations under the Margin Loan Document shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Subject to subsection (d) of this Section 9.09, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.12(e) (it being understood that the documentation required under Section 2.12(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 9.09. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.16 as though it were a Lender. Any Lender that sells a participation to a Participant, shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in this Agreement and the other Margin Loan Document; provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Advances or its other obligations under any Margin Loan Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment or Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section

69 #93434686v13 1.163-5(b) of the Proposed Treasury Regulations (or, in each case, any amended or successor version). (d) A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (e) Any Lender may at any time (i) pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or (ii) enter into derivative transactions relating to such Lender’s Commitments or Advances, and this Section 9.09 shall not apply to any such pledge or assignment of a security interest or derivative transaction; provided that no such pledge or assignment of a security interest or derivative transaction shall (x) release such Lender from any of its obligations hereunder or substitute any such pledgee, assignee or derivative transaction counterparty for such Lender as a party hereto or (y) result in the rehypothecation of any Collateral. Section 9.10. Severability. Any provision of any Margin Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Margin Loan Document and any separate letter agreements with respect to fees payable to Administrative Agent or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart of this Agreement. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. Section 9.12. Survival Of Representations. All covenants, agreements, representations and warranties made by Borrower in the Margin Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Margin Loan

70 #93434686v13 Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Margin Loan Documents and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.11, 2.12, 2.14, Section 8.01 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or replacement of Administrative Agent or the termination of this Agreement or any other Margin Loan Document or any provision hereof or thereof. Section 9.13. Confidentiality. Subject to Section 6.14, each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over Administrative Agent or any Lender (in which case the disclosing party agrees to inform Borrower promptly of such disclosure, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory examination), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent permitted by law and except in connection with a regulatory examination or an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Margin Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.13 or (ii) becomes available to Administrative Agent or the applicable Lender on a non-confidential basis from a source other than Borrower or its Affiliates. For the purposes of this Section 9.13, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

71 #93434686v13 Section 9.14. No Advisory Or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Document), Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent and the Lenders are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent and the Lenders and their respective Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Document; (b)(i) each of Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing herein or otherwise by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) each of Administrative Agent and each Lender has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Document; and (c) Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and each of Administrative Agent and each Lender has no obligations to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Administrative Agent or the Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 9.15. Right Of Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent, Collateral Agent and each Lender (each, a “Set-off Party”) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrower against any and all of the obligations and liabilities of Borrower, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Margin Loan Documents and although such obligations may be unmatured. The rights of each Set-off Party under this Section 9.15 are in addition to other rights and remedies (including other rights of setoff) that such Set-off Party may have. Section 9.16. Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Administrative Agent or any Lender under this Agreement or any other Margin Loan Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Administrative Agent or such Lender’s receipt, as applicable, of any sum adjudged in the Judgment Currency, Administrative Agent or such Lender, as applicable, may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Administrative Agent or such Lender against any deficiency in terms of Dollars in the amounts actually received by Administrative Agent or such Lender

72 #93434686v13 following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder and shall survive the termination of this Agreement. Section 9.17. USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the “Act”), and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Act. Borrower agrees to promptly provide Administrative Agent or such Lender with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act. Section 9.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 9.18 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Section 9.19. Qualified Financial Contract. The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement and each other Margin Loan Document, and for such purposes this Agreement and each other Margin Loan Document shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement or any other Margin Loan Document and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

73 #93434686v13 “QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements. “Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). Section 9.20. Disclosure. Borrower hereby acknowledges and agrees that Administrative Agent and each Lender and/or their Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower or its Affiliates. [END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written. BORROWER: TEEKA Y FINANCE LIMITED, as Borrower By: Name: N. Angeii; Burgess Title: President [Signature Page to Margin Loan Agreement]

[Signature Page to Margin Loan Agreement] Commitment: $100,000,000 CITIBANK, N.A., as Administrative Agent By: Name: Title: CITIBANK, N.A., as Collateral Agent and solely in respect of Section 9.05 By: Name: Title: CITIBANK, N.A., as a Lender By: Name: Title: James Heathcote Authorized Signatory James Heathcote Authorized Signatory James Heathcote Authorized Signatory

[Signature Page to Margin Loan Agreement] Commitment: $50,000,000 DNB BANK ASA, as a Lender By: Name: Title: By: Name: Title:

#93434686v13 Schedule 1.01(a) The following haircuts shall be applicable for purposes of determining the Collateral Value of Cash Equivalents: (a) in the case of readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States with a remaining time to maturity: (i) equal to or less than one year, 99%; (ii) greater than one year but equal to or less than five years, 96%; (iii) greater than five years but equal to or less than ten years, 94%; and (iv) greater than ten years but equal to or less than 30 years, 88%; (b) in the case of certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) of the definition of Cash Equivalents, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000: 97%; (c) in the case of commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P: 97%; and (d) in the case of offshore overnight interest bearing deposits in foreign branches of Administrative Agent, any Lender or an Affiliate of a Lender: 98%.

#93434686v13 Schedule 1.01(b) As used in this Agreement, the following terms shall have the following meanings: “Commitment Fee Rate” means, with respect to any Lender for any calendar day, the rate per annum determined by reference to the table below, based on the Utilization with respect to such Lender for such calendar day. Utilization Commitment Fee Rate Less than 15% 1.50% per annum 15% or greater, but less than 30% 1.25% per annum 30% or greater, but less than 45% 1.00% per annum 45% or greater, but less than 60% 0.75% per annum 60% or greater, but less than 75% 0.50% per annum 75% or greater 0.25% per annum “Initial LTV Ratio” means twenty-nine and one-half percent (29.5%); provided that if at any time the Share Collateral Value attributable to the Shares of any single Issuer shall exceed 80% of the total Share Collateral Value at such time, then from such time the Initial LTV Ratio shall mean twenty-seven and one-half percent (27.5%); and provided further that, if thereafter the Share Collateral Value attributable to the Shares of any single Issuer shall be equal to or lower than 80% of the total Share Collateral Value at all times on 30 consecutive Exchange Business Days, the Initial LTV Ratio shall be automatically reinstated to equal twenty-nine and one-half percent (29.5%), subject to the first proviso herein. “Make Whole Amount” means, for each Lender, with respect to any Make Whole Event, an amount equal to the product of (a) the Commitment of such Lender (or in the case of a Make Whole Event resulting from a permanent reduction in Commitments pursuant to Section 2.05(d), the amount of such reduction with respect to such Lender), (b) 1.50% and (c) the number of calendar days from, and including, the date of such Make Whole Event to, and including, the date that is 12 calendar months after the date hereof divided by 360. “Spread” means 4.25% per annum. “Threshold Amount” means $50,000,000.

#93434686v13 “Upfront Fee” means with respect to each Lender, a fee payable on the Closing Date by Borrower to Administrative Agent for the account of such Lender, as consideration for the agreements of such Lender under the Margin Loan Agreement, equal to (a) in the case of Citibank, N.A., the sum of (i) 0.60% of the Commitment of Citibank, N.A. as of the Closing Date and (ii) 0.15% of the aggregate Commitments of the Lenders as of the Closing Date and (b) with respect to DNB Bank ASA, 0.60% of the Commitment of DNB Bank ASA as of the Closing Date.

Schedule 3.13 Capitalization Table for Teekay Finance Limited Equity Interests Equity Owner Common Stock and additional paid in capital ($.001 par value, 1,751,103,289 issued out of 2,000,000,000 authorized) Teekay Holdings Limited 1,751,103.289 Contributed Surplus Teekay Holdings Limited 1,749,110,301 Total Equity 1,750,861,404.289 Total Capitalization 1,750,861,404.289

#93434686v13 Schedule 9.02 Address for Payments to Administrative Agent: Citibank, N.A. 388 Greenwich Street New York, NY 10013 Payment Instructions: Bank: Citibank NA New York BIC: CITIUS33 (or ABA: 021000089) F/O: Citibank New York A/C: 00167679 Ref: NY Swap Operations Address for Notices to Administrative Agent: Citibank, N.A. 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives, Dustin Sheppard/Jamie O’Reilly/Joseph Stoots/Theodore Finkelstein Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7272 Email: dustin.c.sheppard@citi.com; jamie.oreilly@citi.com; joseph.stoots@citi.com; theodore.finkelstein@citi.com; eq.us.corporates.middle.office@citi.com Address for Notices to Citibank, N.A. as Lender: Citibank, N.A. 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives, Dustin Sheppard/Jamie O’Reilly/Joseph Stoots/Theodore Finkelstein Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7272 Email: dustin.c.sheppard@citi.com; jamie.oreilly@citi.com; joseph.stoots@citi.com; theodore.finkelstein@citi.com; eq.us.corporates.middle.office@citi.com Address for Notices to DNB Bank ASA as Lender: DNB Bank ASA Dronning Eufemias gate 30 0191 Oslo Norway

#93434686v13 Attn: Securities Finance, Kenneth Hage/Rune Christiansen/Kristoffer Eikrem Telephone No: +4724169220 Email: prime.finance@dnb.no, kenneth.hage@dnb.no, rune.christiansen@dnb.no, kristoffer.eikrem@dnb.no

Exhibit A to Margin Loan Agreement A-1 #93434686v13 EXHIBIT A FORM OF BORROWING NOTICE Borrowing Notice Citibank, N.A., as Administrative Agent 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives [Date] Ladies and Gentlemen: The undersigned, TEEKAY FINANCE LIMITED (“Borrower”), refers to the Margin Loan Agreement dated as of September 29, 2020 (as from time to time amended, the “Margin Loan Agreement,” the terms defined therein being used herein as therein defined), by and among Borrower, the Lenders party thereto and Citibank, N.A. as Administrative Agent (“Administrative Agent”) and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Margin Loan Agreement, that the undersigned hereby requests a Borrowing under the Margin Loan Agreement, and in that regard sets forth below the information relating to such Advance (the “Proposed Borrowing”) as required by Section 2.03(a)(i) of the Margin Loan Agreement: (i) The Business Day of the Proposed Borrowing is _________, ____. (ii) The aggregate amount of the Proposed Borrowing is $_____________. (iii) The Funding Account to which proceeds of the Proposed Borrowing should be deposited is ____________. The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing: (a) Each of the representations and warranties contained in Article 3 of the Margin Loan Agreement or in any other Margin Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date. (b) Since the date of the last financial statements delivered pursuant to Section 4.01(a)(x) or Section 5.01, as applicable, with respect to Guarantor, no event or condition has resulted in, or could be reasonably expected to cause, either

Exhibit A to Margin Loan Agreement A-2 #93434686v13 individually or in the aggregate, a Material Adverse Effect with respect to Guarantor. (c) Immediately after giving effect to the Proposed Borrowing, the LTV Ratio shall not exceed the Initial LTV Ratio. (d) No Default or Event of Default shall have occurred and be continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom. (e) Borrower has not provided notice of termination of the Facility. (f) The Collateral Requirement has been satisfied in all respects. This Borrowing Notice is a representation and warranty by Borrower that all other conditions specified in Section 4.02 will be satisfied on and as of the date of the Proposed Borrowing. Very truly yours, TEEKAY FINANCE LIMITED By: Name: Title:

Exhibit B to Margin Loan Agreement B-1 #93434686v13 EXHIBIT B FORM OF PLEDGE AND CONTROL AGREEMENT [Attached]

PLEDGE AND SECURITY AGREEMENT This Pledge and Security Agreement (this “Security Agreement”) is entered into as of September 29, 2020, by and between Citibank, N.A., as Collateral Agent for the benefit of the Lenders (as defined below) (“Secured Party”), and Teekay Finance Limited, a Bermuda exempted company (“Pledgor”). Reference is made herein to that certain Margin Loan Agreement of even date herewith by and among Pledgor, as “Borrower,” the Lenders party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent (as such may be amended, modified, supplemented or restated from time to time, the “Margin Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Margin Loan Agreement. WHEREAS, the Borrower is a party to that certain Margin Loan Agreement, dated December 21, 2012 ((as amended, restated, amended and restated, modified or supplemented prior to the date hereof, the “2012 Loan Agreement”), by and among the Pledgor, as borrower, Citibank, N.A., as Administrative Agent (under and as defined therein) and the lenders party thereto from time to time; WHEREAS, as of the date hereof Pledgor is the beneficial owner of 35,958,274 common units (“TGP Shares”) of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands (“TGP Issuer”), and 5,036,306 shares of Class A common stock, par value $0.01 per share (“TNK Shares” and together with TGP Shares, the “Shares”), of Teekay Tankers Ltd., a corporation organized under the laws of the Republic of the Marshall Islands (“TNK Issuer” and together with TGP Issuer, the “Issuers”), in each case listed on The New York Stock Exchange; WHEREAS, as a condition precedent to the obligation of each Lender to make loans to Borrower under the Margin Loan Agreement, Pledgor has caused to be executed by each Issuer and delivered to Secured Party an Issuer Acknowledgement dated as of the date hereof (each, an “Issuer Acknowledgement”); WHEREAS, the Lenders have required, as a condition to the obligation of each Lender to make loans to Borrower under the Margin Loan Agreement, that Pledgor execute and deliver this Security Agreement; and WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to Secured Party, as herein provided; NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows: 1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby pledges, collaterally assigns and grants to Secured Party, on its behalf and for the benefit of the Lenders and Administrative Agent, a continuing first priority security interest in and lien on, and a right of set-off against, the

2 Collateral to secure the payment and the performance of the Secured Obligations (as defined below). 2. Collateral. The security interest granted hereunder to Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”): (a) (i) the Collateral Shares; (ii) all dividends, shares, securities, cash, instruments, moneys or property (a) representing a dividend, distribution or return of capital in respect of any of the Collateral Shares or other property described in this definition, (b) resulting from a split-up, revision, reclassification, recapitalization or other similar change with respect to any of the Collateral Shares or other property described in this definition, (c) otherwise received in exchange for or converted from any of the Collateral Shares or other property described in this paragraph and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Collateral Shares or other property described in this definition; and (iii) in the event of any consolidation or merger with respect to either Issuer in which such Issuer is not the surviving entity, all shares of each class of the capital stock of the successor entity formed by or resulting from such consolidation or merger that are exchanged for the applicable Collateral Shares; (b) the Collateral Account (as defined below) and any cash, securities (including the Collateral Shares), general intangibles, investment property, financial assets, and other property that may from time to time be deposited, credited, held or carried in the Collateral Account pursuant to this Agreement or the Margin Loan Agreement; all security entitlements as defined in §8-102(a)(17) of the UCC with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising; and (c) all Proceeds (as defined below) of the Collateral described in the foregoing clauses (a) and (b). As used herein, the term “Collateral Account” means, collectively, each of the accounts with the numbers specified No. 768-70164-1-5-473, No. 768-70466-1-0-473 and No. 768-70467- 1-9-473 of Pledgor established and maintained by the Custodian, including any subaccount, substitute, successor or replacement account in or to which any Collateral is now or hereafter held or credited. Any renumbering of the Collateral Account by Custodian shall not limit the rights of Secured Party hereunder, and to the extent necessary such renumbering shall be automatically incorporated into the definition of Collateral Account. “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral. Notwithstanding anything in this Security Agreement to the contrary, the

3 Collateral shall not include any assets that have been released from the Collateral Account pursuant to Section 2.10 of the Margin Loan Agreement or the proceeds of any sale of such assets. The security interest granted hereunder is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith. 3. Collateral Maintenance and Administration. (a) Upon written demand of Secured Party, accompanied by reasonable backup documentation (which, in the case of any request for reimbursement of taxes previously paid by Secured Party, will include evidence of the payment of such taxes to the applicable Governmental Authority), Pledgor shall pay to Secured Party the amount of any Taxes that Secured Party may be required to pay by reason of the security interest granted herein or to free any Collateral from any Lien thereon (other than Permitted Liens). (b) At all times prior to an Event of Default, Pledgor shall have the right to exercise all voting powers. After the occurrence and during the continuance of an Event of Default and written notice by Secured Party to Pledgor or of exercise of its rights under this Section 3(b), the right to vote any Collateral shall be vested exclusively in Secured Party. To this end, Pledgor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote, and to act with respect to, any and all Collateral standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act; provided that such proxy may only be exercised after the occurrence of an Event of Default. The proxy and appointment as attorney-in-fact herein granted is coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full. (c) The parties hereto agree that at all times prior to the exercise of remedies pursuant to Section 9 hereof following an Event of Default, Pledgor or, in the event Pledgor is a disregarded entity for U.S. federal income tax purposes, Pledgor’s regarded direct or indirect owner, shall be treated as the owner of the Collateral for all Tax purposes. 4. Secured Obligations. All Obligations (the “Secured Obligations”) are secured by this Security Agreement. 5. Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Secured Party that: (a) The security interest in the Collateral granted pursuant to this Security Agreement is a valid and binding security interest in the Collateral subject to no other Liens other than Permitted Liens. Pledgor has not made any still effective registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the foregoing including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 or other financing statements, other than with respect to Liens

4 granted to Collateral Agent under the Margin Loan Documents and other than Liens granted under the "Margin Loan Documents" (as defined in the 2012 Loan Agreement) to the "Collateral Agent" (as defined in the 2012 Loan Agreement), in respect of which (x) such "Collateral Agent" will file UCC-3 financing statements in District of Columbia, USA and (y) Pledgor will file Form 11 with the Registrar of Companies in Bermuda, in each case (x) and (y), on or about the date hereof, to evidence release of such Liens granted under such "Margin Loan Documents". (b) Subject to the execution of the Control Agreement by the parties thereto, (i) the security interest created in favor of Secured Party in the Collateral Account and the security entitlements in respect of the Collateral Shares and other financial assets credited thereto will constitute a perfected security interest securing the Secured Obligations subject to no prior Liens or rights of others, (ii) Secured Party will have control (within the meaning of Section 8-106 and 9-106 of the UCC) thereof and (iii) no action based on an adverse claim to such security entitlement or such financial asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against Secured Party. (c) With respect to all other Collateral that may be perfected by filing a financing statement pursuant to the New York UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate offices against Pledgor in the locations listed on Schedule 1 (naming Pledgor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected first priority (subject to any Permitted Liens) security interest in such Collateral as security for the payment and performance of the Secured Obligations. (d) (i) None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Collateral or that obligate the issuer of any Equity Interest included in the Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by Pledgor of the Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by Pledgor, or for the exercise by Secured Party or the Lenders of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally. 6. Pledgor’s Covenants. During the term of this Security Agreement: (a) Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Pledgor shall not, at any time, file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Secured Party is not named as the sole secured party. Pledgor shall

5 take such action as necessary so that the Shares constituting Collateral held in the Collateral Account, at all times, are not subject to any Transfer Restrictions, other than Existing Transfer Restrictions. (b) Pledgor shall pay all reasonable costs to defend and enforce the security interest created by this Security Agreement, collect the Secured Obligations, and defend, enforce and collect the Collateral, including but not limited to Taxes, assessments, reasonable attorney's fees, reasonable legal expenses and reasonable expenses of sales. Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Secured Party at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and any payments of such costs and expenses and any payments to discharge such encumbrances shall be a part of the Secured Obligations and bear interest at the default rate set forth in the Margin Loan Agreement. Pledgor agrees to reimburse Secured Party on demand for any payments of such costs and expenses and any payments to discharge such encumbrances, in each case that are reasonable. (c) Pledgor shall take such other actions as Secured Party shall reasonably deem reasonably necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall reasonably specify, any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Secured Party) to create, preserve, perfect or validate the security interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such security interest, it being understood that as of the Closing Date, the only actions that shall be required under this subsection (c) shall be the delivery of the Shares with respect to the Collateral Account, the execution and delivery by Pledgor of the Control Agreement and the filing of a financing statement in appropriate form in the office of the Recorder of Deeds of the District of Columbia and the filing of this Security Agreement with the Registrar of Companies in Bermuda. (d) Without limiting the generality of the foregoing, Pledgor will take, or cause to be taken, all action that may be required under the laws of the jurisdiction of organization of the Issuers or under any of their organizational documents to ensure that the security interest granted hereunder is perfected and ranks prior to all Liens and rights of others therein other than Permitted Liens. (e) Pledgor shall: (i) promptly furnish an employee or agent that is not a public side person at Secured Party any information with respect to the Collateral reasonably requested by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish an employee or agent that is not a public side person at Secured Party or its representatives with copies of, all records relating to the Collateral (other than information or records Pledgor is prohibited from disclosing due to applicable Law or contractual restrictions not otherwise prohibited by the Margin Loan Agreement); provided that, for the avoidance of doubt, Pledgor shall not be required to furnish or provide Material Nonpublic Information pursuant to this Section 6(e). Notwithstanding

6 the foregoing, to the extent any information requested by Secured Party is not then available, Pledgor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such request. (f) Without at least thirty (30) days’ prior written notice to Secured Party, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in Section 9.02 of the Margin Loan Agreement or (ii) change Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement. (g) Pledgor shall not close the Collateral Account or transfer any Collateral held therein or credited thereto (other than any Collateral that has been released in accordance with Section 2.10 of the Margin Loan Agreement) without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral. 7. Ownership and Bust-Up. (a) Definitions. As used in this Section 7: “Aggregated Person” means, with respect to any Lender, such Lender or any Lender Group with respect to such Lender (as defined above) or any person whose ownership position would be aggregated with that of such Lender or such Lender Group. “Beneficial Ownership” means, in respect of Secured Party or any Lender and either TGP Shares or TNK Shares, the “beneficial ownership” (within the meaning of Section 13(d)) of outstanding TGP Shares or TNK Shares, as the case may be, without duplication, by Secured Party or such Lender, as the case may be, together with any of their respective Affiliates or other Persons subject to aggregation with Secured Party or such Lender, as the case may be, under Section 13(d) for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13(d)) of which Secured Party or such Lender, as the case may be, are, or are deemed to be, a part (Secured Party or such Lender, as the case may be, and any such Affiliates, Persons and groups, collectively, the “Secured Party Group” or the “Lender Group” with respect to such Lender, as the case may be) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation for purposes of determining status as a beneficial owner under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a higher ownership level, such ownership level). “Qualifying Disposition” means a sale, transfer or other disposition of Collateral Shares: (i) to any person who acquired them in a broadly distributed public offering of the Collateral Shares that is registered under the Securities Act (including the underwriter of such offering, which may be an Affiliate of Secured Party or any Lender);

7 (ii) effected on the Exchange for the relevant Shares so long as neither Secured Party nor any Lender (nor any Affiliate of Secured Party or any Lender) solicited or arranged for the solicitation of orders to buy such Collateral Shares in anticipation of or in connection with such sale; (iii) made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act; (iv) to a person that is not an Affiliate of Secured Party or any Lender and, after giving effect to such sale, transfer or other disposition, will not be an “affiliate”, as such term is used in Rule 144, of either TGP Issuer or TNK Issuer; or (v) to a person that is an “affiliate” (as used in Rule 144) of TGP Issuer or TNK Issuer prior to such sale, transfer or other disposition so long as the number of Collateral Shares, or Shares that are collateral or other security for any other transaction to which Secured Party or Lenders are parties, sold, transferred or otherwise disposed of to such person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 5% of the outstanding TGP Shares or TNK Shares, as applicable. “Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. “Secured Party Person” means Secured Party or any Secured Party Group (as defined above) or any person whose ownership position would be aggregated with that of Secured Party or any Secured Party Group. (b) Ownership Provision. (i) Notwithstanding any other provision of the Margin Loan Documents to the contrary, in no event shall Secured Party be entitled to acquire, receive, vote or exercise any other rights of a secured party in respect of any Collateral Shares to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights: (A) the Beneficial Ownership by any Secured Party Person or any Aggregated Person with respect to such Lender, as applicable, of TGP Shares or TNK Shares would be equal to or greater than 8.0% of the number of the total outstanding TGP Shares or TNK Shares, as applicable; or (B) any Secured Party Person or any Aggregated Person with respect to such Lender, as applicable, under any federal, state or local laws, rules, regulations or regulatory orders or any provisions of the Organization Documents of the applicable Issuer or any agreement to which Pledgor is a party, in each case, applicable to ownership of TGP Shares or TNK Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number

8 of TGP Shares or TNK Shares, as applicable, equal to: (i) the number of TGP Shares or TNK Shares, as applicable, that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any person or entity) of such Secured Party Person or such Aggregated Person, as applicable, or would result in an adverse effect on such Secured Party Person or such Aggregated Person, as applicable, under any Applicable Restriction, as determined by Secured Party (in the case of a Secured Party Person) or such Lender (in the case of a Aggregated Person with respect to such Lender) in its reasonable discretion, in each case minus (ii) 1% of the number of the total outstanding TGP Shares or TNK Shares, as applicable (each of paragraphs (A) and (B) above, an “Ownership Limitation”). (ii) The inability of Secured Party to acquire, receive or exercise rights with respect to Collateral Shares as provided above at any time as a result of an Ownership Limitation shall not preclude Secured Party, as the case may be, from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision with respect to Secured Party. Notwithstanding any other provision of the Margin Loan Documents to the contrary, Secured Party shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral Shares that Secured Party is not entitled to acquire or receive, or exercise any other rights of a secured party in respect of, at any time pursuant to this Ownership Provision, until such time as Secured Party is not prohibited from acquiring, receiving or exercising such rights in respect thereof under this Ownership Provision, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that Secured Party is so prohibited. (c) Bust-up Provision. Notwithstanding any other provision of the Margin Loan Documents to the contrary, any sale, transfer or other disposition of Collateral Shares by Secured Party must be a Qualifying Disposition. 8. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Pledgor or in its own name, to take upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Margin Loan Agreement, any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor and applying the proceeds received therefrom in accordance with Section 9(g) below; provided that nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full. Without limiting the generality of the foregoing, so long as Secured

9 Party shall be entitled under Section 9 to make collections in respect of the Collateral, Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. 9. Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, Secured Party may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Security Agreement, the other Margin Loan Documents or otherwise. (b) In addition to and not in lieu of the rights set forth in paragraph (a) of this Section 9, upon the occurrence and during the continuance of an Event of Default, Secured Party may, without notice of any kind, which Pledgor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Document that may not be waived under applicable Law and only to the extent permitted by applicable Law), at any time thereafter exercise and/or enforce any of the following rights and the remedies, at Secured Party’s option: (i) Deliver or cause to be delivered from the Collateral Account to itself or to an Affiliate, TGP Shares, TNK Shares and any other Collateral; (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Pledgor’s rights with respect to any and all of the Collateral, in its own name, in the name of Pledgor or otherwise; provided that Secured Party shall have no obligation to take any of the foregoing actions; and (iii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and to the extent permitted by applicable Law, Secured Party may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public

10 sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice and right or equity being hereby expressly waived and released to the extent permitted by applicable Law. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. (c) Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners (including without limitation as a result of the provisions of Section 7 hereof), and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent any such sale is conducted in accordance with Article 9 of the UCC. For avoidance of doubt, Pledgor does not waive any requirement imposed by Law that any sale or other disposition be commercially reasonable as required by Section 9-610(b) of the UCC. If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, including without limitation, the Securities Act, Secured Party may offer and sell such Collateral in a transaction exempt from registration under the Securities Act, and/or limit purchasers to those who are not United States persons and/or who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, and any such sale made in good faith by Secured Party shall be deemed “commercially reasonable”. Furthermore, Pledgor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to Pledgor than those obtainable through a public sale without such restrictions, and agrees such sales shall not be considered to be not commercially reasonable solely because they are so conducted on a restricted or private basis. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral. The parties agree and acknowledge that the Collateral is traded on a recognized market. (d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 9 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations, Secured Party may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documents to collect the deficiency. (e) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care

11 for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. (f) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 9, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense: (i) execute and deliver, to any Person or Governmental Authority as Secured Party may choose, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by any Governmental Authority located in any city, county, state or country where Pledgor or the Issuers engage in business in order to permit the transfer of the Collateral or otherwise enforce Secured Party’s rights hereunder; and (ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law. (g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other Cash held by Secured Party as Collateral following an Event of Default, shall be applied by Secured Party: (i) First, to the payment of the costs and expenses of such collection, sale or other realization, including Taxes with respect to the Collateral and reasonable out-of-pocket costs and expenses of Secured Party, including the fees and expenses of its agents (including broker/dealers) and counsel, and all expenses incurred and advances made by Secured Party in connection therewith; (ii) Next, to the payment in full of the Secured Obligations; and (iii) Finally, to the payment to Pledgor or as a court of competent jurisdiction may direct, of any surplus then remaining. (h) PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION 9; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY LAW NOW EXISTING OR HEREAFTER ENACTED; (iii) ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE; AND (iv) ANY RIGHT TO REQUIRE SECURED PARTY TO PROCEED AGAINST OR EXHAUST ANY SECURITY HELD FROM PLEDGOR OR TO PURSUE ANY OTHER REMEDY IN SECURED PARTY’S POWER WHATSOEVER.

12 (i) Without limiting any rights or powers granted by this Security Agreement to Secured Party while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default that has not been waived, cured or deemed not to have occurred, Secured Party is hereby appointed the attorney-in- fact of Pledgor for the purpose of carrying out the provisions of this Section 9 and taking any action and executing any instruments that Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. (j) Secured Party shall make commercially reasonable efforts to notify Pledgor in writing (by email and facsimile in addition to any other method of notification selected by Secured Party) by 6:00 p.m. New York City time on each Business Day on which Secured Party sells, transfers or otherwise disposes of any Collateral pursuant to this Section 8 or otherwise (or, if Secured Party sells, transfers or otherwise disposes of any Collateral on any day is not a Business Day, by 10:00 p.m. New York City time on the date of such sale or other disposition) of the type and amount of such Collateral, the aggregate proceeds of such sale or other disposition, the price per share at which any Shares have been sold or disposed of (including separate detailed information for each separate trade involving Shares) and any other information reasonably requested by Pledgor to fulfill any reporting obligations of Pledgor or any of its Affiliates under any federal, state or local laws, rules, regulations or regulatory orders; provided that failure by Secured Party to so notify Pledgor by such time shall not affect Secured Party’s rights or remedies under the Margin Loan Documents; provided, further that, for the avoidance of doubt, Secured Party shall remain liable for any damages of Pledgor caused by Secured Party’s noncompliance with this Section 9(j). 10. General. (a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Document without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by Pledgor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.09 of the Margin Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted under the Margin Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement. (b) No Waiver. No failure or delay by Secured Party in exercising any right or power hereunder or under any other Margin Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under any other Margin Loan Document

13 are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Margin Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Section 9.03 of the Margin Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Secured Party or any Lender may have had notice or knowledge of such Event of Default at the time. (c) Continuing Agreement; Release of Collateral. (i) This Security Agreement shall terminate automatically and the security interest granted hereunder shall be automatically released when the Obligations (other than indemnification obligations as to which no claim has been asserted) have been paid in full and the Commitments have been terminated. In addition, upon any release of Collateral pursuant to Section 2.10 of the Margin Loan Agreement, the security interest created by this Security Agreement in such Collateral shall be automatically released. In connection with any termination or release pursuant to this Section 10(c), the Administrative Agent shall execute and deliver to Pledgor, at Pledgor’s expense, all documents that Pledgor shall reasonably request to evidence such termination or release. (ii) Liens created hereunder on Collateral that is subsequently released from the Collateral Account pursuant to Section 2.10 of the Margin Loan Agreement, shall be automatically be released with respect to such Collateral concurrently with such release from the Collateral Account. (d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply. (e) Notice. Each notice and other communications shall be given to each party at the address of such party set forth below and in accordance with Section 9.02 of the Margin Loan Agreement: If to Pledgor: Deliver by courier to: Teekay Finance Limited 4th Floor, Belvedere Building 69 Pitts Bay Road

14 Hamilton, HM 08 Bermuda Attn: Secretary Telephone No.: (441) 298-2530 Facsimile No.: (441) 292-3931 Email: BermudaCorpSec@teekay.com with a copy to: Teekay Finance Limited Suite No. 1778 48 Par-la-Ville Road Hamilton, HM 11 Bermuda Attn: Secretary with a copy to: Teekay Corporation c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver, BC V6C 2K2 Canada Attn: Renee Eng, Director, Treasury Telephone No.: (604) 609-6418 Facsimile No.: (604) 681-3011 and Rafal Gawlowski Latham & Watkins LLP 885 Third Avenue New York, New York 10022 If to Secured Party: Citibank, N.A. 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives, Dustin Sheppard/Sean Montgomery/James Heathcote/Jamie O’Reilly/Joseph Stoots/Theodore Finkelstein Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7272 Email: dustin.c.sheppard@citi.com; sean.montgomery@citi.com; james.heathcote@citi.com; jamie.oreilly@citi.com; joseph.stoots@citi.com; theodore.finkelstein@citi.com;

15 eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com If to Custodian: Citigroup Global Markets Inc. 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives, Dustin Sheppard/Sean Montgomery Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7278 Email: eq.us.corporates.middle.office@citi.com; dustin.c.sheppard@citi.com; sean.montgomery@citi.com (f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Margin Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade. (g) Financing Statement. Pledgor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case, without the signature of Pledgor to the extent permitted by applicable Law), necessary or appropriate in the judgment of Secured Party to perfect or evidence its security interest in and lien on the Collateral; provided that the Collateral covered by such financing statement shall be limited to the Collateral hereunder. Pledgor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise. (h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement, the other Margin Loan Documents and any separate letter agreements with respect to fees payable to Administrative Agent or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

16 (i) Severability. Any provision of any Margin Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. (j) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes a “Margin Loan Document” entered into in connection with the Margin Loan Agreement. The provisions of Section 9.08 of the Margin Loan Agreement shall apply mutatis mutandis to this Agreement as if such provisions were fully set forth herein. (k) Secured Party Acknowledgement. The Secured Party acknowledges and agrees that as of the date hereof the Collateral Shares are subject to the Existing Transfer Restrictions. The Secured Party agrees that any sale of Collateral Shares by or through Secured Party or its Affiliates will only be made in a transaction registered under the Securities Act or in a transaction that Secured Party reasonably believes to be exempt from the registration requirements of the Securities Act (it being understood and agreed that the Secured Party or such Affiliate may in good faith rely on representations of Borrower and/or any purchaser in determining that an exemption is available). [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written. PLEDGOR: TEEKAY FINANCE LIMITED By: Name: Title: SECURED PARTY: CITIBANK, N.A. By: Name: Title:

Schedule 1 UCC Filing Locations 1. District of Columbia

Exhibit A Form of UCC Financing Statement [Attached]

Exhibit C to Margin Loan Agreement C-1 #93434686v13 EXHIBIT C FORM OF CONTROL AGREEMENT [Attached]

SECURITIES ACCOUNT CONTROL AGREEMENT This Account Control Agreement (the “Control Agreement”), is entered into as of September 29, 2020, among CITIBANK, N.A., in its capacity as Collateral Agent under the Security Agreement (as defined below) (“Secured Party”), TEEKAY FINANCE LIMITED (“Pledgor”) and CITIGROUP GLOBAL MARKETS, INC. (“Custodian”). PREAMBLE: WHEREAS, Custodian has established securities accounts, numbered 768-70164-1-5-473, 768-70466-1-0-473 and 768-70467-1-9-473 in the name of Pledgor (collectively, the “Account”) pursuant to a Client Agreement dated December 19, 2012 (as amended and/or supplemented from time to time, the “Account Agreement”) between Pledgor and Custodian. WHEREAS, Pledgor, Citibank, N.A., as administrative agent, and certain lenders (the “Lenders”) have entered into a Margin Loan Agreement, dated as of September 29, 2020 (as amended and/or supplemented from time to time, the “Margin Loan Agreement”), pursuant to which the Lenders have agreed, on certain terms and conditions set forth therein, to make loans to Pledgor. WHEREAS, to secure its obligations under the Margin Loan Agreement, Pledgor and Secured Party have entered into a Pledge and Security Agreement, dated September 29, 2020, between Pledgor and Secured Party (as amended and/or supplemented from time to time, the “Security Agreement”) pursuant to which Pledgor has granted to Secured Party, for the benefit of the Lenders, a security interest (the “Transaction Lien”) in the Collateral, which includes all right, title and interest of Pledgor in the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement. WHEREAS, Secured Party, Pledgor and Custodian are entering into this Control Agreement to perfect the Transaction Lien on the Collateral. TERMS: Section 1. The Account. (a) This Control Agreement shall constitute notification to the Custodian that all assets now or hereafter held in the Account and the Proceeds thereof have been pledged by Pledgor to Secured Party pursuant to the Security Agreement. The Custodian is hereby directed by Pledgor and Secured Party to register such pledge on its records relating to the Account and to indicate that the Account and the Collateral therein are subject to the sole and exclusive dominion and exclusive control of Secured Party, as provided herein. This notification shall also constitute notification of pledge to the bailee in possession of book entry securities or instruments, as provided in the rules and regulations of the Treasury Department, the Federal Reserve Board, the Federal Home Loan Bank Board, the Federal National Mortgage Association or any similar agency or instrumentality.

2 (b) The Custodian confirms that it is a “securities intermediary” (within the meaning of Section 8-102(a)(14)(ii) of the UCC) and is acting at all times in that capacity in connection with the Account and otherwise in connection with the Collateral. All parties agree that the Account is and will remain a “securities account” (within the meaning of Section 8-501(a) of the UCC) and that each item of property (including, but not limited to, each item of “investment property” or any “financial asset” (each as defined in the UCC) and each security, instrument or cash, and each security entitlement of any of the foregoing) held by Custodian in the Account will be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC). Custodian has not agreed and will not agree with any third party to comply with entitlement orders or other directions concerning the Account or any financial asset credited thereto originated by such third party without the prior written consent of Secured Party and Pledgor. (c) The parties hereto agree that all property delivered to the Custodian pursuant to the Security Agreement will be promptly credited to the Account. (d) The parties hereto agree that all securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Custodian, indorsed to the Custodian or in blank or credited to another securities account maintained in the name of the Custodian and in no case will any financial asset credited to the Account be registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor. (e) Custodian agrees to take such further action as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party’s security interest with respect to the Account and the Collateral therein and to permit Secured Party to exercise its rights with respect to the Collateral. (f) Custodian may hold Collateral, including securities and other investment property, through its nominee or in any other form and in any securities depository or clearing corporation by indicating that the securities are subject to a security interest; provided that all Collateral shall be identified on the Custodian’s books and records as property of Pledgor and subject to Secured Party’s security interest and shall be in a form that permits transfer to Secured Party without additional authorization or consent of Pledgor. Custodian may rely and shall be protected in acting upon any notice, instruction, or other communication from Secured Party that it reasonably believes to be genuine and authorized. Section 2. Subordination of Lien. Custodian hereby waives any security interest or lien it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Account nor any security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien or any right in favor of any person other than Secured Party (except that Custodian may set off (to the fullest extent permitted by applicable law) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account, if any, as set forth in the Account Agreement). Custodian and Pledgor agree that the Account Agreement is

3 hereby deemed amended to give full force and effect to the paramount rights in, to and over the Account that Pledgor has granted to Secured Party pursuant to the Security Agreement and this Control Agreement. Section 3. Control. Upon written notice from Secured Party confirming the existence of an Event of Default, Custodian agrees that it will comply with “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) originated by Secured Party concerning the Account and the Collateral credited thereto, including, without limitation, any “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect thereto, without further consent by Pledgor or any other person. Custodian will not act on any entitlement order or other instruction of Pledgor with respect to the Account or any financial asset credited thereto without the written consent of Secured Party; provided that, unless Secured Party notifies Custodian that an Event of Default has occurred and is continuing, Pledgor shall retain its right to exercise any voting rights with respect to any securities held in or credited to the Account without such consent. Notwithstanding anything herein or in the Account Agreement to the contrary, upon written notice from the Secured Party confirming the existence of an Event of Default, the Custodian shall, if directed in writing by Secured Party, without the consent of Pledgor or any other party, (i) comply with all entitlement orders originated by Secured Party with respect to the Account and the Collateral therein, (ii) transfer, sell or redeem any of the Collateral, (iii) transfer any or all of the Collateral to any account or accounts designated by Secured Party, (iv) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party, (v) comply with any instructions from the Secured Party for disposition of any funds in the Account and (vi) otherwise deal with the Collateral as directed by Secured Party. Notwithstanding anything to the contrary contained in the Account Agreement or any depository, customer, collection or similar account agreement between Custodian and Pledgor, Custodian shall not, without the prior consent of Secured Party, sell, transfer, deliver or otherwise dispose of the Collateral or any interest therein. Pledgor consents to the foregoing agreements by Custodian. Secured Party agrees with Pledgor that Secured Party shall not initiate any entitlement orders in respect of the Account and the Collateral that it is not entitled to initiate pursuant to the terms of the Margin Loan Agreement and the Security Agreement. Secured Party also agrees that it will consent to any entitlement order initiated by Pledgor to transfer property in the Account that has been released from the Transaction Lien pursuant to the terms of the Margin Loan Agreement to an account of Guarantor (or another Affiliate of Pledgor). The Custodian’s obligation to comply with the Secured Party’s written notices (including entitlement orders or instructions) shall not be affected by the existence of any contingent indemnity claims that the Custodian may have. Section 4. Representations, Warranties and Covenants of Custodian. Custodian represents and warrants to and agrees with Secured Party and Pledgor as follows: (i) The Account will be maintained in the manner set forth herein until termination of this Control Agreement, and Custodian will not change the name or account number of the Account without the prior consent of Secured Party.

4 (ii) This Control Agreement has been duly authorized by and is the legal, valid and binding obligation of Custodian, enforceable against it in accordance with its terms. (iii) Custodian has not entered into, and until the termination of this Control Agreement will not enter into, (x) any other agreement pursuant to which it agrees to comply with entitlement orders with respect to the Account or any financial assets credited thereto, or (y) any other agreement purporting to limit or condition the obligation of the Custodian to comply with entitlement orders originated by Secured Party as set forth in Section 3 hereof. (iv) Custodian has no knowledge of any claim to or interest in the Account or any financial assets credited thereto, other than the interests therein of Secured Party and Pledgor. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or any financial assets credited thereto, Custodian will use commercially reasonable efforts to notify Secured Party and Pledgor promptly thereof. (v) Custodian will use commercially reasonable efforts to deliver promptly to Secured Party copies of all statements, confirmations and other communications by Custodian relating to the Account. Section 5. Indemnification of Custodian. Pledgor hereby agrees to indemnify, defend and hold harmless Custodian, its directors, officers, agents and employees against any and all claims, losses, causes of action, liabilities, lawsuits, demands, damages and costs, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Control Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Custodian’s gross negligence, bad faith or willful misconduct. The foregoing indemnity shall survive the termination of this Control Agreement to the maximum periods permitted by any and all laws of applicable jurisdictions. Notwithstanding the foregoing, the Pledgor shall not be responsible for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Control Agreement. Section 6. Customer Agreement. In the event of a conflict between this Control Agreement and any other agreement between Custodian and Pledgor, the terms of this Control Agreement will prevail; provided that this Control Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Custodian and Pledgor pursuant to a separate agreement. Section 7. Termination. This Control Agreement shall continue in effect until Secured Party has notified Custodian in writing that this Control Agreement, or the Transaction Lien, is terminated (and Secured Party agrees with Pledgor to give such notice with reasonable promptness). Upon receipt of such notice, the obligations of all parties hereto shall terminate (other than the Pledgor’s indemnification obligations

5 pursuant to Section 5 above) and Secured Party shall have no further right to originate entitlement orders concerning the Account or any financial assets credited thereto. Section 8. Amendments. No amendment or waiver of any provision of this Control Agreement shall be effective unless in writing signed by the parties hereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Section 9. Severability. If any provision of this Control Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Control Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10. No Third Party Beneficiaries. In performing hereunder, the Custodian is acting solely on behalf of the Secured Party in its own capacity and on behalf of the Lenders and the Pledgor and no contractual or service relationship shall be deemed to be established hereby between the Custodian and any other person. Section 11. Successors. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Control Agreement may be assigned by Secured Party to any successor of Secured Party under the Margin Loan Agreement; provided that written notice thereof is given by Secured Party to Custodian. Section 12. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party’s name below: If to Pledgor: Deliver by courier to: Teekay Finance Limited 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM 08 Bermuda Attn: Secretary Telephone No.: (441) 298-2530 Facsimile No.: (441) 292-3931 Email: BermudaCorpSec@teekay.com

6 with a copy to: Teekay Finance Limited Suite No. 1778 48 Par-la-Ville Road Hamilton, HM 11 Bermuda Attn: Secretary with a copy to: Teekay Corporation c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver, BC V6C 2K2 Canada Attn: Renee Eng, Director, Treasury Telephone No.: (604) 609-6418 Facsimile No.: (604) 681-3011 and Rafal Gawlowski Latham & Watkins LLP 885 Third Avenue New York, New York 10022 If to Secured Party: Citibank, N.A. 390 Greenwich Street—3rd Floor New York, NY 10013 Attn: Corporate Equity Derivatives, Dustin Sheppard/Sean Montgomery/James Heathcote/Jamie O’Reilly/Joseph Stoots/Theodore Finkelstein Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7272 Email: dustin.c.sheppard@citi.com; sean.montgomery@citi.com; james.heathcote@citi.com; jamie.oreilly@citi.com; joseph.stoots@citi.com; theodore.finkelstein@citi.com; eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com If to Custodian: Citigroup Global Markets Inc. 390 Greenwich Street—3rd Floor New York, NY 10013

7 Attn: Corporate Equity Derivatives, Dustin Sheppard/Sean Montgomery Telephone No.: (212) 723-5757 Facsimile No.: (347) 853-7278 Email: eq.us.corporates.middle.office@citi.com; dustin.c.sheppard@citi.com; sean.montgomery@citi.com Any party may change its address for notices in the manner set forth above. Section 13. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Control Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be effective as delivery of an original executed counterpart of this Control Agreement. Section 14. Choice of Law. THIS CONTROL AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE ESTABLISHMENT AND MAINTENANCE OF THE ACCOUNT AND ALL RIGHTS AND OBLIGATIONS WITH RESPECT THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT THE SECURITIES INTERMEDIARY’S JURISDICTION (WITHIN THE MEANING OF ARTICLE 8 OF THE UCC) WITH RESPECT TO THE ACCOUNT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS THE STATE OF NEW YORK FOR PURPOSES OF THE UCC (INCLUDING, WITHOUT LIMITATION, SECTION 8-110 THEREOF). Section 15. Entire Agreement. This Control Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. [Signatures on following page]

[Signature Page to Securities Account Control Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed and delivered as of the day and year first above written. TEEKAY FINANCE LIMITED, as Pledgor By: Name: Title: CITIBANK, N.A., as Secured Party By: Name: Title: CITIGROUP GLOBAL MARKETS, INC., as Custodian By: Name: Title:

Exhibit D-1 to Margin Loan Agreement D-1-1 #93434686v13 EXHIBIT D-1 FORM OF ISSUER ACKNOWLEDGEMENT WITH TGP ISSUER [Attached]

Teekay LNG Partners L.P. 4 th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda September 29, 2020 Citibank, N.A., as Administrative Agent Citi CED, Equity Derivatives Middle Office 390 Greenwich Street, 3 rd Floor New York, NY 10013 Re: Margin Loan Agreement among Teekay Finance Limited, Citibank, N.A., as Administrative Agent, and the Lenders party thereto Ladies and Gentlemen: This letter is being delivered to you, as Administrative Agent on behalf of the Lenders (each as defined below), at the request of Teekay Finance Limited, a Bermuda exempted company (the “Borrower”), in connection with the Margin Loan Agreement dated as of September 29, 2020 (as amended and supplemented from time to time, the “Margin Loan Agreement”), among the Borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”), and the Security Agreement related thereto dated as of September 29, 2020 (as amended and supplemented from time to time, the “Security Agreement”, and the transactions contemplated by the Margin Loan Agreement and the Security Agreement, the “Transaction”) between the Collateral Agent (as defined in the Margin Loan Agreement) and the Borrower. Pursuant to the Transaction, the Collateral Agent is acquiring a security interest in, inter alia, certain common units of Teekay LNG Partners L.P. (the “Company”) currently held by the Borrower (the “Pledged Units”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Margin Loan Agreement and Security Agreement. In connection with the Transaction: 1. The Company acknowledges receiving notice of the Transaction and draft copies of the Margin Loan Agreement and Security Agreement, and confirms that the Transaction and any foreclosure by the Collateral Agent on the Pledged Units in a manner described in the Security Agreement at any time will not violate any insider trading or other policy or rule of the Company or any of the constituent documents of the Company or, to the best of the Company’s knowledge, any contract to which the Company is a party. 2. To the best of the Company’s knowledge, the Company does not have any right in contract or equity to take any actions that would hinder or delay the exercise of any remedies by the Collateral Agent or the Lenders pursuant to the Transaction. To the best of the Company’s knowledge, the Company does not have any right in contract or equity to require any opinions of counsel or other documents in connection with any sale or transfer of Pledged Units in connection with the exercise of any such remedies, except for customary Rule 144 representation letters to the extent applicable.

3. To the best of the Company's knowledge, the Pledged Units are not subject to any other pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Collateral Agent pursuant to the Transaction. 4. The Company confirms that (i) it has received irrevocable instructions from the Borrower to pay all distributions on the Pledged Units with a record date on or after the Closing Date to the Collateral Account and (ii) it will follow such instructions. 5. The Company confirms that the Pledged Units have been validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights under the Company's constitutive documents or any agreement to which the Company is a party. Very truly yours, TEEKAY LNG PARTNERS L.P., By: Teekay GP LLC, its general partner as the Company By: ______________________________________ Name: Title:

Exhibit D-2 to Margin Loan Agreement D-2-1 #93434686v13 EXHIBIT D-2 FORM OF ISSUER ACKNOWLEDGEMENT WITH TNK ISSUER [Attached]

Teekay Tankers Ltd. Suite 2000 Bentall 5, 550 Burrard Street, Vancouver, B.C., Canada V6C 2K2 September 29, 2020 Citibank, N.A., as Administrative Agent Citi CED, Equity Derivatives Middle Office 390 Greenwich Street, 3rd Floor New York, NY 10013 Re: Margin Loan Agreement among Teekay Finance Limited, Citibank, N.A., as Administrative Agent, and the Lenders party thereto Ladies and Gentlemen: This letter is being delivered to you, as Administrative Agent on behalf of the Lenders (each as defined below), at the request of Teekay Finance Limited, a Bermuda exempted company (the “Borrower”), in connection with the Margin Loan Agreement dated as of September 29, 2020 (as amended and supplemented from time to time, the “Margin Loan Agreement”), among the Borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”), and the Security Agreement related thereto dated as of September 29, 2020 (as amended and supplemented from time to time, the “Security Agreement”, and the transactions contemplated by the Margin Loan Agreement and the Security Agreement, the “Transaction”) between the Collateral Agent (as defined in the Margin Loan Agreement) and the Borrower. Pursuant to the Transaction, the Collateral Agent is acquiring a security interest in, inter alia, certain shares of Class A common stock, par value $0.01 per share, of Teekay Tankers Ltd. (the “Company”) currently held by the Borrower (the “Pledged Shares”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Margin Loan Agreement and Security Agreement. In connection with the Transaction: 1. The Company acknowledges receiving notice of the Transaction and draft copies of the Margin Loan Agreement and Security Agreement, and confirms that the Transaction and any foreclosure by the Collateral Agent on the Pledged Shares in a manner described in the Security Agreement at any time will not violate any insider trading or other policy or rule of the Company or any of the constituent documents of the Company or, to the best of the Company’s knowledge, any contract to which the Company is a party. 2. To the best of the Company’s knowledge, the Company does not have any right in contract or equity to take any actions that would hinder or delay the exercise of any remedies by the Collateral Agent or the Lenders pursuant to the Transaction. To the best of the Company’s knowledge, the Company does not have any right in contract or equity to require any opinions of counsel or other documents in connection with any sale or transfer of Pledged Shares in

2 connection with the exercise of any such remedies, except for customary Rule 144 representation letters to the extent applicable. 3. To the best of the Company’s knowledge, the Pledged Shares are not subject to any other pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Collateral Agent pursuant to the Transaction. 4. The Company confirms that (i) it has received irrevocable instructions from the Borrower to pay all distributions on the Pledged Shares with a record date on or after the Closing Date to the Collateral Account and (ii) it will follow such instructions. 5. The Company confirms that the Pledged Shares have been validly issued, are fully paid and non- assessable and are not subject to any preemptive or similar rights under the Company’s constitutive documents or any agreement to which the Company is a party. Very truly yours, TEEKAY TANKERS LTD., as the Company By:________________________________ Name: Title:

Exhibit E-1 to Margin Loan Agreement E-1-1 #93434686v13 EXHIBIT E-1 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement dated as of September 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Borrower, the Lenders party thereto and Citibank, N.A. as Administrative Agent. Pursuant to the provisions of Section 2.12 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit E-2 to Margin Loan Agreement E-2-1 #93434686v13 EXHIBIT E-2 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement dated as of September 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among by and among Borrower, the Lenders party thereto and Citibank, N.A. as Administrative Agent, and each lender from time to time party thereto. Pursuant to the provisions of Section 2.12 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Administrative Agent in writing, and (2) the undersigned shall have at all times furnished Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit E-3 to Margin Loan Agreement E-3-1 #93434686v13 EXHIBIT E-3 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement dated as of September 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Borrower, the Lenders party thereto and Citibank, N.A. as Administrative Agent. Pursuant to the provisions of Section 2.12 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Administrative Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Administrative Agent and (2) the undersigned shall have at all times furnished Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit E-4 to Margin Loan Agreement E-4-1 #93434686v13 EXHIBIT E-4 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement dated as of September 29, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Borrower, the Lenders party thereto and Citibank, N.A. as Administrative Agent. Pursuant to the provisions of Section 2.12 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s), (iii) with respect to the extension of credit pursuant to this Agreement or any other Margin Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Borrower and Administrative Agent with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit F to Margin Loan Agreement F-1 #93434686v13 EXHIBIT F FORM OF GUARANTEE AGREEMENT [Attached]

GUARANTEE AGREEMENT THIS GUARANTEE (this “Guarantee”) is made on September 29, 2020 BY (1) TEEKAY CORPORATION, a corporation domesticated and existing under the laws of the Republic of The Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH-96960 (the “Guarantor”, which expression includes its successors and assigns), IN FAVOR OF (2) CITIBANK N.A., acting in such capacity through its office at 390 Greenwich Street, New York, New York 10013, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”, which expression includes its successors, transferees and assigns) ; and (3) THE LENDERS from time to time party to the Margin Loan Agreement (as defined below). BACKGROUND (A) Pursuant to and subject to the conditions contained in a margin loan agreement dated as of September 29, 2020 (as the same may be amended or supplemented from time to time, whether made with the Guarantor’s consent or otherwise, the “Margin Loan Agreement”) among (i) Teekay Finance Limited as borrower (the “Borrower”), (ii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), and (iii) the Administrative Agent, the Lenders have agreed to make available to the Borrower a loan facility in the amount described therein. (B) The execution and delivery to the Administrative Agent and the Lenders of this Guarantee is one of the conditions precedent to the availability of the loan facility under the Margin Loan Agreement. IT IS AGREED as follows: 1 INTERPRETATION 1.1 Defined expressions. Words and expressions defined in the Margin Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires. 1.2 Application of construction and interpretation provisions of Margin Loan Agreement. Clauses 1.02 to 1.04 of the Margin Loan Agreement apply, with any necessary modifications, to this Guarantee. 2 GUARANTEE 2.1 Guarantee and indemnity. In order to induce the Lenders to make the Advances to the Borrower, the Guarantor irrevocably and unconditionally:

2 (a) guarantees, as a primary obligor and not merely as a surety, the punctual payment and performance by the Borrower when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower arising under any Margin Loan Document (collectively, the “Guaranteed Obligations”); (b) undertakes that whenever the Borrower does not pay any Guaranteed Obligation when due, the Guarantor shall immediately on demand pay that Guaranteed Obligation as if it were the primary obligor; and (c) indemnifies the Administrative Agent and each Lender (together, the “Creditor Parties”) immediately on demand against any cost, loss or liability suffered or incurred by the Administrative Agent or that Lender (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or (ii) by operation of law as a consequence of the transactions contemplated by the Margin Loan Documents. The amount of the cost, loss or liability shall be equal to the amount which the Administrative Agent or that Lender would otherwise have been entitled to recover. 2.2 No limit on number of demands. The Administrative Agent may serve more than one demand under Clause 2.1. 3 CONTINUING GUARANTEE 3.1 Continuing guarantee. This Guarantee: (a) is a continuing guarantee; (b) constitutes a guarantee of punctual performance and payment and not merely of collection; (c) is joint and several with any other guarantee given in respect of the Guaranteed Obligations and shall not in any way be prejudiced by any other guarantee or security now or subsequently held by the Administrative Agent or any Lender in respect of the Guaranteed Obligations; (d) shall remain in full force and effect until the later of the termination of the Commitments and the payment and performance in full of the Guaranteed Obligations and all other amounts payable hereunder regardless of any intermediate payment or discharge in whole or in part; and (e) shall be binding upon the Guarantor, its successors and permitted assigns. 4 PERFORMANCE OF OBLIGATIONS 4.1 Performance of Guaranteed Obligations. The Guarantor agrees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of the relevant Margin Loan Document regardless of any law or regulation or order of any court: (a) affecting (i) any term of such Margin Loan Document or the rights of any of the Creditor Parties with respect thereto or (ii) the Borrower’s ability or obligation to make or render, or right of any Creditor Party to receive, any payments or performance due thereunder; or (b) which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

3 5 REINSTATEMENT 5.1 Reinstatement. If any payment of any of the Guaranteed Obligations is rescinded, discharged, avoided or reduced or must otherwise be returned by a Creditor Party or any other person upon the bankruptcy of the Borrower or otherwise: (a) this Guarantee shall continue to be effective or be reinstated, and the liability of the Guarantor hereunder shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Creditor Party shall be entitled to recover the value or amount of that payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred. 6 LIABILITY ABSOLUTE AND UNCONDITIONAL 6.1 Liability absolute and unconditional. The obligations of the Guarantor under this Guarantee shall be irrevocable, absolute and unconditional and shall not be affected by an act, omission, matter or thing which, but for this Clause 6, would reduce, release or prejudice any of its obligations under this Guarantee, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any time, waiver or consent granted to, or composition with, the Borrower or any other Person; (b) the release of the Borrower or any other Person under the terms of any composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or any other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure or status of the Borrower or any other Person (including without limitation any change in the holding of the Borrower’s or such other Person’s Equity Interests); (e) any amendment to or replacement of a Margin Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of the Borrower or any other Person under any Margin Loan Document or any other document or security; (g) any bankruptcy proceedings; or (h) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower.

4 7 WAIVER OF PROMPTNESS; WAIVER OF REVOCATION; WAIVER OF CERTAIN DEFENSES 7.1 Waiver of promptness, etc. The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this guarantee and any requirement that a Creditor Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral. 7.2 Waiver of revocation, etc. The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee. 7.3 Waiver of certain defenses. The Guarantor hereby unconditionally and irrevocably waives: (a) any defense arising by reason of any claim or defense based upon an election of remedies by a Creditor Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or entity or any Collateral; and (b) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder. Without limiting the foregoing, the Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defenses of a surety. 8 REPRESENTATIONS AND WARRANTIES 8.1 General. The Guarantor represents and warrants to the Creditor Parties as follows. 8.2 Status. The Guarantor is: (a) duly domesticated and validly existing and in good standing under the law of the Republic of The Marshall Islands; and (b) there are no proceedings or actions pending or contemplated by the Guarantor, or to the knowledge of the Guarantor contemplated by any third party, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property. 8.3 Corporate power. The Guarantor has the capacity and has taken all action, and no consent of any Person is required, for it to execute and comply with its obligations under this Guarantee.

5 8.4 Legal validity. This Guarantee constitutes the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors’ rights generally. 8.5 No conflicts. The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of: (a) any law or regulation; or (b) the constitutional documents of the Guarantor; or (c) any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets. 8.6 Representations and warranties in Margin Loan Agreement. The representations and warranties of the Borrower in Article 3 of the Margin Loan Agreement are true and correct. 9 ASSIGNMENT 9.1 Assignment by Creditor Parties. Each of the Creditor Parties may assign its rights under and in connection with this Guarantee to the same extent as it may assign its rights under the Margin Loan Agreement. 9.2 Assignment by Guarantor. The Guarantor may not without the consent of the Creditor Parties transfer any of its rights, liabilities or obligations under this Guarantee. 10 NOTICES 10.1 Notices. Any notice or demand under or in connection with this Guarantee shall be given in accordance with Section 9.02 of the Margin Loan Agreement, provided that any notice or demand to the Guarantor shall be given to: Teekay Corporation c/o Teekay Shipping (Canada) Ltd. Suite 2000 Bentall 5 550 Burrard Street Vancouver, BC V6C 2K2 Canada Attn: Renee Eng, Director, Treasury Telephone No.: (604) 609-6418 Facsimile No.: (604) 681-3011 with a copy to: Rafal Gawlowski Latham & Watkins LLP 885 Third Avenue New York, New York 10022

6 or to such other address which the Guarantor may notify to the Administrative Agent. 11 GOVERNING LAW AND JURISDICTION 11.1 Governing law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. 11.2 Consent to Jurisdiction. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Guarantee or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Nothing in this Clause 11.2 shall affect the right of a Creditor Party to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions where such action or proceeding may be heard. (c) The Guarantor hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so: (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any New York State or Federal court of the United States of America and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and (ii) any immunity from suit, the jurisdiction of any court in which judicial proceedings may at any time be commenced with respect to this Guarantee or from any legal process with respect to itself or its property (including without limitation attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process), and to the extent that in any such jurisdiction there may be attributed to the Guarantor such an immunity (whether or not claimed), the Guarantor hereby irrevocably agrees not to claim such immunity. (d) The Guarantor hereby agrees to appoint Watson, Farley & Williams (New York) LLP, with offices currently located at 250 West 55th Street, New York, New York 10019, attention: Daniel C. Rodgers, Esq., as its designated agent for service of process for any action or proceeding arising out of or relating to this Guarantee. The Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 10.1. The Guarantor also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York. The Guarantor shall at all times maintain an agent for service of process with

7 respect to this Guarantee in New York, New York and shall notify the Administrative Agent a reasonable period of time in advance of any change in the identity or address of such agent 11.3 Creditor Party rights unaffected. Nothing in this Clause 11 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. 11.4 Meaning of “proceedings”. In this Clause 11, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure. 12 WAIVER OF JURY TRIAL 12.1 WAIVER. EACH OF THE PARTIES HERETO MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.1. 13. MISCELLANEOUS 13.1 Taxes. The Guarantor agrees to be bound by the provisions of Section 2.12 of the Margin Loan Agreement as if the Guarantor were a party to the Margin Loan Agreement.

8 EXECUTION PAGE WHEREFORE, the parties hereto have caused this Guarantee to be executed as of the date first above written. TEEKAY CORPORATION, as Guarantor By: __________________________ Name: Title: CITIBANK, N.A. as Administrative Agent By: __________________________ Name: Title: CITIBANK, N.A. as Lender By: __________________________ Name: Title: DNB BANK ASA, as Lender By: __________________________ Name: Title:

Exhibit G to Margin Loan Agreement G-1 #93434686v13 EXHIBIT G FORM OF NEW YORK LAW OPINION [Attached]

US-DOCS\117994667.6 53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES Beijing Moscow Boston Munich Brussels New York Century City Orange County Chicago Paris Dubai Riyadh Düsseldorf San Diego Frankfurt San Francisco Hamburg Seoul Hong Kong Shanghai Houston Silicon Valley London Singapore Los Angeles Tokyo Madrid Washington, D.C. Milan September, 29 2020 The lenders listed on Schedule A hereto and Citibank, N.A., as agent for the lenders listed on Schedule A hereto 390 Greenwich Street, 3rd Floor New York, NY 10013 Facsimile No.: (347) 853-7272 Re: Margin Loan Agreement, dated as of September 29, 2020, among Teekay Finance Limited, as borrower, the lenders listed on Schedule A hereto and Citibank, N.A., as administrative agent and collateral agent Ladies and Gentlemen: We have acted as special counsel to Teekay Finance Limited, a Bermuda exempted company (the “Borrower”) and to Teekay Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Guarantor”) (collectively referred to as the “Opinion Parties” and each, individually, as an “Opinion Party”), in connection with that certain Margin Loan Agreement (the “Margin Loan Agreement”), dated as of September 29, by and among the Borrower, the lenders listed on Schedule A hereto (the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent. This letter is furnished pursuant to Section 4.01(a)(vi) of the Margin Loan Agreement.

September 29, 2020 Page 2 As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following: (a) the Margin Loan Agreement; (b) the Pledge and Security Agreement, dated as of September 29, 2020, by and between Citibank, N.A., as collateral agent for the benefit of the Lenders and the Borrower (the “Security Agreement”); (c) the Account Control Agreement, dated as of September 29, 2020, by and among the Borrower, Citigroup Global Markets, Inc., as custodian, and Citibank, N.A., as collateral agent (the “Securities Account Control Agreement”); and (d) the Guarantee Agreement, dated as of September 29, 2020, by the Guarantor in favor of Citibank, N.A., acting in such capacity through its office at 390 Greenwich Street, New York, NY 10013, as administrative agent for the Lenders, and the Lenders (the “Guarantee Agreement”). The documents described in subsections (a)-(d) above are referred to herein collectively as the “Loan Documents.” As used in this letter, the “NY UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York. Except as otherwise expressly stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Opinion Parties and others, including the representations and warranties of the Opinion Parties in the Loan Documents. We have not independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all

September 29, 2020 Page 3 documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. We are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the law of any other jurisdiction or as to any matters of municipal law or the law of any local agencies within any state. Except as otherwise expressly stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Loan Documents or the legal or regulatory status of any of their affiliates. Various issues pertaining to Bermuda law and Marshall Islands law are addressed in the opinion letters of Conyers Dill & Pearman Limited and Watson Farley & Williams LLP, respectively, in each case separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. Subject to the foregoing and the other matters set forth herein, as of the date hereof: 1. Each of the Loan Documents (other than the Guarantee Agreement) constitutes a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. 2. The Guarantee Agreement constitutes a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms. 3. The execution and delivery of the Loan Documents (other than the Guarantee Agreement) by the Borrower, the borrowing of the loan by the Borrower pursuant to the Margin Loan Agreement, the granting of the liens by the Borrower pursuant to the Security

September 29, 2020 Page 4 Agreement, the execution and delivery of the Guarantee Agreement by the Guarantor and the guaranteeing of the loan by the Guarantor under the Guarantee Agreement do not on the date hereof: (i) violate any federal or New York statute, rule, or regulation applicable to, respectively, the Borrower or the Guarantor (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, assuming the Borrower and the Guarantor comply with the provisions of the Loan Documents relating to the use of proceeds); or (ii) require any consents, approvals, or authorizations to be obtained by, respectively, the Borrower or the Guarantor from, or any registrations, declarations or filings to be made by, respectively, the Borrower or the Guarantor with, any governmental authority under any federal or New York statute, rule or regulation applicable to, respectively, the Borrower or the Guarantor except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Loan Documents and (b) any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale of any portion of the collateral consisting of securities under such securities laws. 4. The Security Agreement creates a valid security interest in favor of the Secured Party (as defined in the Security Agreement) in that portion of the collateral described in Section 2 of the Security Agreement in which the Borrower has rights and a valid security interest may be created under Article 9 of the NY UCC (the “Pledged Collateral”), which security interest secures the Secured Obligations (as defined in the Security Agreement). 5. The provisions of the Securities Account Control Agreement are effective under the NY UCC to perfect the security interest in favor of the Secured Party in that portion of the Pledged Collateral consisting of security entitlements (as defined in Section 8-102(a)(17) of the NY UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the NY UCC) credited to the securities account maintained with Citigroup Global Markets, Inc., as custodian

September 29, 2020 Page 5 (the “Securities Intermediary”), and described in the Securities Account Control Agreement (the “Securities Account”), assuming (a) the Securities Account Control Agreement has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding obligation of such parties (other than the Borrower), (b) the Securities Intermediary’s jurisdiction (determined in accordance with Section 8-110(e) of the NY UCC) and the law governing the issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, in each case, is the State of New York, (c) the Securities Account constitutes a “securities account” within the meaning of Section 8-501 of the NY UCC and (d) the Securities Intermediary, with respect to the Securities Account, is acting in its capacity as a “securities intermediary” as defined in Section 8- 102(a)(14) of the NY UCC. Except as expressly set forth in numbered paragraphs 4 and 5, we do not express any opinion with respect to the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. Our opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors and the judicial application of foreign laws or governmental actions affecting creditors’ rights; (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of or contribution to

September 29, 2020 Page 6 a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) disclaimers or limitations of duties; (v) covenants not to compete; (vi) provisions for exclusivity, election or cumulation of rights or remedies; (vii) provisions authorizing or validating conclusive or discretionary determinations, including, without limitation, to option value determinations; (viii) grants of setoff rights; (ix) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (x) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (xi) proxies, powers and trusts; (xii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiv) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xv) any provision of the Loan Documents that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York or the federal laws of the United States; and (xvi) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal securities laws, state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, labor, pension or employee

September 29, 2020 Page 7 benefit laws, usury laws, environmental laws, energy-related regulation, margin regulations (except as expressly set forth in numbered paragraph 3(i) of this letter), the Bank Holding Company Act and other laws and regulations applicable to banks (including the stay-and-transfer powers of the Federal Deposit Insurance Corporation) and any provisions recognizing, or limiting rights in connection with, such laws and regulations in connection with certain receivership, insolvency, liquidation, resolution or similar proceedings, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, or export control, foreign assets control, sanctions, anti-money laundering and anti-terrorism laws (without limiting other laws, regulations or rules excluded by customary practice). Our opinions expressed herein with respect to the Loan Documents address only the express terms of such documents (excluding any provisions incorporating any document or agreement, or the provisions of any other document or agreement, that is not a Loan Document, by reference) and not any other document or agreement, or the provisions of such other document or agreement, incorporated therein or made a part thereof by reference. The opinions set forth in this letter are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the NY UCC and (ii) the unenforceability under certain circumstances of contractual provisions respecting self- help or summary remedies without notice of or opportunity for hearing or correction. We call to your attention that enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of the claim) be converted into United States dollars, and we express no opinion as to the enforceability of: (i) any provision to the extent it requires that a claim (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law provides otherwise or (ii) any indemnity for losses associated with the exchange of the judgment currency into any other currency.

September 29, 2020 Page 8 Our opinions in numbered paragraph 4 in this letter are limited to Article 9 of the NY UCC, and our opinions in numbered paragraph 5 are limited to Articles 8 and 9 of the NY UCC. Those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Articles 8 and 9, as the case may be, of the NY UCC. Additionally, (i) We express no opinion with respect to the priority of any security interest or lien. (ii) We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, as-extracted collateral or cooperative interests. (iii) We assume the descriptions of collateral contained in, or attached as schedules to, the Loan Documents and any financing statements accurately and sufficiently describe the collateral intended to be covered by the Loan Documents or such financing statements; provided that we make no such assumption as to the sufficiency of any collateral described solely by a type of collateral defined in Article 9 of the NY UCC. Additionally, we express no opinion as to whether the phrases “all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral; however, we note that pursuant to Section 9-504 of the NY UCC the phrases “all assets” or “all personal property” can be a sufficient description of collateral for purposes of perfection by the filing of a financing statement. (iv) We have assumed that the grantor of any security interest has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that the grantor has received value, and express no opinion as to the nature or extent of the grantor’s rights in any of the collateral

September 29, 2020 Page 9 and we note that with respect to any after-acquired property, the security interest will not attach or be perfected until the grantor acquires such rights or power. (v) We call to your attention the fact that a security interest in “proceeds” (as defined in the NY UCC) of collateral is governed and restricted by Section 9-315 of the NY UCC. (vi) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case. (vii) We express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the NY UCC. (viii) We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the NY UCC. (ix) We call to your attention that a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property that are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC, as applicable, and we note that the extent of any security interest created in reliance on such UCC provisions may be limited. In addition, we call to your attention that your rights under the Loan Documents as secured parties may be subject to the provisions of the organizational and governing documents of any entity in which any equity interests (or other rights of equity holders or investors)

September 29, 2020 Page 10 are pledged and the provisions of the applicable laws under which any such entity is organized. (x) We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, or any license or sublicense thereof or the proceeds of any of the foregoing except to the extent Article 9 of the NY UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein. In addition, we call to your attention that any license or sublicense of copyrights, patents, trademarks or other intellectual property may not be assignable unless such license or sublicense affirmatively permits the creation, perfection and enforcement of a security interest therein. (xi) We express no opinion as to the enforceability of any provision of any Loan Document purporting to agree to the classification or type of any property for purposes of the NY UCC. (xii) We express no opinion with respect to the security interest of the Secured Party in any of the following types of property: (a) any commodity contract; (b) an ownership interest evidenced by certificates, stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; or (c) any property credited to a securities account which property is of a type not subject to Article 9 of the NY UCC regardless of whether the securities intermediary has agreed to treat such property as a financial asset. (xiii) We express no opinion with respect to any property or assets now or hereafter credited to any Securities Account that is a securities account except to the extent that (a) a “security entitlement” (as such term is defined in Section 8-102(a)(17) of the NY UCC) has been created and (b) such asset is a “financial asset” (as such term is defined in Section 8-102(a)(9) of the NY UCC). Furthermore, we express no opinion

September 29, 2020 Page 11 with respect to the nature or extent of the Securities Intermediary’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to a securities account. We note that to the extent the Securities Intermediary maintains any financial asset in a “clearing corporation” (as defined in Section 8-102(5) of the NY UCC), pursuant to Section 8-111 of the NY UCC, the rules of such clearing corporation may affect the rights of the Securities Intermediary. (xiv) We call to your attention that the respective issuers of the Collateral Shares (as defined in the Margin Loan Agreement) are organized under the laws of one or more foreign countries, and we express no opinion as to the effect of the laws of any such foreign country on the opinions herein stated. Our opinion with respect to the Collateral Shares is limited to the NY UCC to the extent that the NY UCC may be applicable thereto and we express no opinion as to whether as a comity or otherwise a court may defer to the laws of another jurisdiction. Additionally, we call to your attention that the laws of the jurisdiction of the issuer of the securities may affect, among other things, the exercise of remedies with respect to such security and the exercise of voting or other rights with respect to such security. With your consent, except to the extent we have expressly opined as to such matters with respect to the Borrower or the Guarantor herein, we have assumed (a) that the Loan Documents have been duly authorized, executed and delivered by the parties thereto, (b) that the Loan Documents constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Loan Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities. With your consent, we have also assumed that each Opinion Party is validly existing and in good standing under the laws of its jurisdication of organization and has the

September 29, 2020 Page 12 power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the loans and commitments under the Margin Loan Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.09 of the Margin Loan Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. Furthermore, all rights under this letter may be asserted only in a single proceeding by and through the Administrative Agent or the Required Lenders. Very truly yours, [DRAFT]

September 29, 2020 Page 13 Schedule A Citibank, N.A. DNB Bank ASA

Exhibit H to Margin Loan Agreement H-1 #93434686v13 EXHIBIT H FORM OF MARSHALL ISLANDS LAW OPINION [Attached]

Citibank, N.A., as Administrative Agent 390 Greenwich Street, 3rd Floor New York, NY 10013 Our reference:25245.[●]/US/80763332v3 September 29, 2020 Teekay Corporation Ladies and Gentlemen: We have acted as special counsel to Teekay Corporation (the “Guarantor”) on matters of Marshall Islands law in connection with a Guarantee Agreement dated September 29, 2020 (the “Guarantee”) made by the Guarantor in favor of (i) Citibank N.A. as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time party to the Margin Loan Agreement dated September 29, 2020 (the “Margin Loan Agreement”), among (1) Teekay Finance Limited, a Bermuda company, as borrower (the “Borrower”), (2) the Lenders, (3) the Administrative Agent, and (4) Citibank N.A. as collateral agent, upon the terms and subject to the conditions of which, among other things, a loan facility of up to U.S.$150,000,000 has been made available to the Borrower, and (ii) the Lenders, pursuant to which the Guarantor has guaranteed the Guaranteed Obligations of the Borrower described therein. We have also examined originals or photocopies of all such documents, including certificates of public officials and of representatives of the Guarantor, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as photocopies. We have also assumed the power, authority and legal right of all parties (other than the Guarantor) to the Guarantee and the Margin Loan Agreement to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of the Guarantee and the Margin Loan Agreement by such parties. We have further assumed the validity and enforceability of the Guarantee and the Margin Loan Agreement under all applicable laws other than the law of the Republic of the Marshall Islands. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

Page 2 US/80763332v3 This opinion is limited to the law of the Republic of the Marshall Islands as at the date hereof, and we express no opinion as to the law of any other jurisdiction. In rendering our opinion as to the valid existence in good standing of the Guarantor, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of the Marshall Islands on [●], 2020. Based upon the foregoing, and having regard for the legal considerations which we deem relevant, we are of the opinion that: A. The Guarantor is a corporation domesticated, validly existing and in good standing under the law of the Republic of the Marshall Islands and possesses the capacity to sue and be sued in its own name. B. The Guarantor has the power and authority to enter into, execute, deliver and perform its obligations under the Guarantee. C. The Guarantee has been duly authorized, executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms. D. The authorization, execution, delivery and performance of the Guarantee by the Guarantor will not (i) infringe upon its organizational documents or (ii) contravene any law of the Republic of the Marshall Islands. E. No consent, licenses, permits, approvals (including exchange control approvals), notarizations, exemptions of or authorizations by, or filing with, any governmental authority or regulatory body of the Republic of the Marshall Islands is required as a condition to the legality, validity, performance and enforceability of the Guarantee or its admissibility in evidence. F. Assuming that none of the Lenders or the Administrative Agent (the “Finance Parties”) is doing business in the Republic of the Marshall Islands, it is not necessary under the law of the Republic of the Marshall Islands for the purpose of commencement of legal proceedings by any of the Finance Parties in the courts of the Republic of the Marshall Islands that any of the Finance Parties should be licensed by any governmental authority of, or otherwise registered in any public office or elsewhere in, the Republic of the Marshall Islands. G. Assuming that none of the parties to the Guarantee is carrying on business or conducting transactions in the Republic of the Marshall Islands, no Marshall Islands withholding tax is required to be deducted from any payment of principal, interest or otherwise to be made by the Guarantor pursuant to the provisions of the Guarantee. H. The choice by the Guarantor of New York law to govern the Guarantee constitutes a valid choice of law. I. Assuming that none of the shares of the Guarantor is owned, directly or indirectly, by the Republic of the Marshall Islands or any other sovereign, none of the Guarantor or any of its properties has an immunity from jurisdiction from any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) in the Republic of the Marshall Islands.

Page 3 US/80763332v3 J. None of the Finance Parties will be deemed to be resident, domiciled, carrying on business, conducting transactions or subject to taxation in the Republic of the Marshall Islands by reason only of the negotiation, preparation, execution, performance, enforcement of, and/or receipt of any payment due under the Guarantee, and/or the entering into of the transaction contemplated by the Guarantee, or the holding of the obligations of the Guarantor under the Guarantee or any collateral therefor. K. To the best of our knowledge without having made any investigation of agreements (other than our examination of the Guarantee) to which the Guarantor is a party, claims against the Guarantor under the Guarantee will rank at least pari passu with the claims of all unsecured creditors of the Guarantor except those mandatorily preferred by law. L. No stamp or registration duty or similar taxes or charges are payable in respect of the Guarantee. M. The courts of the Republic of the Marshall Islands will recognize as valid and will enforce any judgment for a sum of money obtained by the Administrative Agent against the Guarantor in the court of a foreign country that is final and conclusive and enforceable where rendered, provided that: (i) a foreign judgment is not conclusive if (1) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of the due process of law, (2) the foreign court did not have personal jurisdiction over the defendant, or (3) the foreign court did not have jurisdiction over the subject matter; and (ii) a foreign judgment need not be recognized if (1) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (2) the judgment was obtained by fraud, (3) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (4) the judgment conflicts with another final and conclusive judgment, (5) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, (6) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action, or (7) the foreign state does not recognize or enforce the judgments of any other foreign nation. The foregoing opinion is subject to the qualifications that: (i) The enforceability of the rights and remedies of any party to the Guarantee (a) may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting generally the enforcement of creditors’ rights from time to time in effect, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles; and (ii) Our opinion in paragraph F is given on the basis of the requirements under Marshall Islands law which would apply to companies generally in connection with entering into a document of the type of the

Page 4 US/80763332v3 Guarantee or enforcing its rights under it and we have not performed any specific analysis of the individual position of any of the Finance Parties. This opinion is issued solely for the benefit of the Finance Parties, may be relied on solely by the Finance Parties and their respective affiliates, permitted successors and assigns in connection with the transactions described herein and is not to be made available to, or relied upon by, any other person, firm or entity. The opinion may be (a) disclosed if required by law or regulation; and (b) provided for the purposes of information only to any potential assignee or transferee of a Lender and to such Lender’s professional advisors and regulators, but only on the express basis that they may not rely on it. Very truly yours, Watson Farley & Williams LLP

Exhibit I to Margin Loan Agreement I-1 #93434686v13 EXHIBIT I FORM OF BERMUDA LAW OPINION [Attached]

#93680814v2 CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com 29 September 2020 Matter No.: 366882 1 441 299 4965 Graham.Collis@conyers.com Citibank, N.A., as Administrative Agent 390 Greenwich Street, 3rd Floor New York, NY 10013 Citibank, N.A., as Lender 390 Greenwich Street, 3rd Floor New York, NY 10013 DNB Bank ASA Dronning Eufemias gate 30 0191 Oslo Norway Dear Sirs Re: Margin Loan Agreement We have acted as special Bermuda legal counsel to Teekay Finance Limited (the “Company”) in connection with a margin loan agreement dated 29 September 2020 among the Company as borrower, the lenders party thereto (the “Lenders”) and Citibank, N.A. (the “Citibank”) as administrative agent (the “Margin Loan Agreement”). For the purposes of giving this opinion, we have examined the following documents: an executed copy of the Margin Loan Agreement; an executed copy of a pledge and security agreement dated 29 September 2020 between Citibank, as collateral agent for the Lenders and the Company (the “Security Agreement”); and an executed copy of a securities account control agreement dated 29September 2020 between Citibank, in its capacity as collateral agent under the Security Agreement, the Company and Citigroup Global Markets, Inc as custodian.

conyers.com | 2 #93680814v2 The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by [a Director]/ [the Secretary] of the Company on 30 September 2020, written resolutions of its directors dated 29 September 2020 and written resolutions of its shareholders dated 29 September 2020 (together, the "Resolutions"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. References to ‘searches’ in this opinion refer to searches carried out at the Registrar of Companies and/or the Supreme Court, or responses given on behalf of the Registrar of Companies and/or the Supreme Court to enquiries made by us We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that the Company is entering into the Documents pursuant to its business of group finance; (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (i) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non exclusive jurisdiction of the courts of the State of New York (the "Foreign Courts"); (k) that none of the parties to the Documents carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses; (l) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due; (m) that the records maintained by the Registrar of Companies, which were the subject of the searches referred to at paragraphs 12 and 13, were complete and accurate in all material respects at the time of such searches; and (n) that the records maintained by the Supreme Court of Bermuda, which were the subject of the searches referred to at paragraph 12 and 14, were complete and accurate in all material respects at the time of such searches. The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b)

conyers.com | 3 #93680814v2 will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts. We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter. On the basis of and subject to the foregoing, we are of the opinion that: 1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). 2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye laws of the Company nor any applicable law, regulation, order or decree in Bermuda. 3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof. 4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents. 5. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

conyers.com | 4 #93680814v2 6. It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $665 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws. 7. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents. 8. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company. 9. The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction. 10. Citibank and the Lenders will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Documents by Citibank. 11. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

conyers.com | 5 #93680814v2 12. Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at [] on [] September 2020 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [] on [] September 2020 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no details have been registered of any steps taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings. 13. Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at [] on [] September 2020 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there is one charge registered on the assets of the Company as follows: Serial Number Date Registered Time Registered: Satisfied 38976 02 January 2013 12:49 p.m. No 14. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [] on [] September 2020 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject. Yours faithfully, Conyers Dill & Pearman Limited

Exhibit J to Margin Loan Agreement J-1 #93434686v13 EXHIBIT J FORM OF ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Margin Loan Agreement identified below (as amended, the “Margin Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Margin Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Margin Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility (including the Guarantee Agreement) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Margin Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ 2. Assignee: ______________________________ [and is [a Lender][an Affiliate of [identify Lender] who is a Lender]] 1 3. Borrower: Teekay Finance Limited 4. Administrative Agent: Citibank, N.A., as the administrative agent under the Margin Loan Agreement 1 Select as applicable.

Exhibit J to Margin Loan Agreement J-2 5. Margin Loan Agreement: The Margin Loan Agreement dated as of September 29, 2020 among Teekay Finance Limited, the Lenders parties thereto, and Administrative Agent 6. Assigned Interest: Aggregate Amount of Commitment/Advances for all Lenders Amount of Commitment/Advances Assigned Percentage Assigned of Commitment/Advances 2 $ $ % $ $ % $ $ % Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to receive all notices and other communications at the following address, facsimile number, electronic mail address or telephone number, as provided in Section 9.02 of the Margin Loan Agreement: [Insert contact information for Assignee, including address, facsimile number, electronic mail address and telephone number] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Title: 2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

Exhibit J to Margin Loan Agreement J-3 [Consented to and] 3 Accepted: CITIBANK, N.A., as Administrative Agent By_________________________________ Title: [Consented to: TEEKAY FINANCE LIMITED]4 By________________________________ Title: 3 To be added only if the consent of Administrative Agent is required by the terms of the Margin Loan Agreement. 4 To be added only if the consent of Borrower is required by the terms of the Margin Loan Agreement.

Exhibit J to Margin Loan Agreement J-4 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Margin Loan Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Margin Loan Agreement or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Margin Loan Agreement or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Margin Loan Agreement. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Margin Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Margin Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Margin Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Margin Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Margin Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Margin Loan Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Margin Loan Agreement are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute

Exhibit J to Margin Loan Agreement J-5 one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

Exhibit K to Margin Loan Agreement K-1 #93434686v13 EXHIBIT K FORM OF AMENDMENTS TO BORROWER’S ORGANIZATION DOCUMENTS [Attached]

ALTERED

Teeklly Finance Limlttd: Amended 11nd Re.lated Memor11ndum of Associallon - 11'' J11nuary 2013 Page 2. r 3. The Company is to be an exempted Company as defined by the Companies Act 1981. 4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding NIL in all, including the following parcels:- NIA 5. The authorised share capital of the Company is US$2,000,000.00 divided into 2,000,000,000 shares of US$0.00 l each. See Schedule I r r 6. The ehjeels fer whieh the Compaay kas eeen farmed anEl ineeFfJerated are te enter inte &Ad perform a Margin LoaH ,,\greemenl (the "Facility Agreement"), to he entered into bet·#eefl the Comp!lfly, as borrov,er, Citibank N.A., as administrati•,·e agent, (the .. B&flk") and the other lenders party thereto, and the related agreements and doe1:1mentation (the "Facility D0e1:1mentation") and matters aAeillary thereto. 7(1). Subject to Paragraph 6 above and Sub-paragraph 7(2) below, the Company has the unrestricted capacity, rights. powers and privileges of a natural person; and (a) pursuant to the provisions of Section 42 of the Companies Act 1981, the Company shall have power to issue preference: shares which are at the option of the holders liable to be redeemed; (b) pursuant to the provisions of Section 42A of the Companies Act I 981, the Company shall have power to purchase its own shares for cancellation; and (c) pursuant to the provisions of Section 42B of the Companies Act 1981, the Company shall have power to purchase its own shares to be held as treasury shares. 7(2). So long as any of the Company's obligations under the Facility Documentation remain outstanding (other than indemnification obligations for which no claim has accrued or been asserted): (a) The Company shall not create, incur, assume or suffer to exist any indebtedness, other than the obligations under the Facility Documentation. (b) The Company shall not create, incur, assume or suffer to exist any lien upon the collateral under the Facility Documentation or any other property or asset. whether now owned or hereafter acquired, other than permitted liens under the Facility Documentation. (c) The Company shall not (i) engage in any activity other than (x:) acquiring and holding the shares of Teekay LNG Partners LP .• a limited partnership organized under the laws of the Republic of the Marshall Islands. and Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands (the "Shares"), and activities incidental thereto or otherwise contemplated by the Facility Documentation, or (y) issuing equity interests, accepting capital contributions and activities incidental to any of the foregoing or (z) making loans of cash owned by the Company and not constituting collateral (or required by the Facility Documentation to be held as collateral) to Teekay Corporation or any subsidiary of Teekay Corporation on arm's-length terms ("Permitted Investments") and activities incidental thereto; (ii) acquire or own any material assets other than the Shares, cash, cash equivalents and other collateral under the Facility Documentation, and property Altered and effective as of 29. 09. 2020

SCHEDULE I THE COMPANIES ACT 1981 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES (Sections 7(1) and 7(2)) MEMORANDUM OF ASSOCIATION OF Teekay Finance Limited (hereinafter referred to as “the Company”) 6. The objects for which the Company has been formed and incorporated are to enter into and perform a Margin Loan Agreement (the “Facility Agreement”), to be entered into between the Company, as borrower, Citibank N.A., as Administrative Agent, (the “Bank”) and the other lenders thereto on or around 29 September 2020 and the related agreement and documentation (the “Facility Documentation”) and matters ancillary thereto.

Exhibit L to Margin Loan Agreement L-1 #93434686v13 EXHIBIT L FORM OF PERMITTED NOTE [Attached]

#93676079v2 SUBORDINATE PROMISSORY NOTE THIS NOTE AND ANY INTEREST HEREIN MAY NOT BE ASSIGNED OR TRANSFERRED BY THE HOLDER HEREOF AT ANY TIME PRIOR TO THE MLA TERMINATION DATE (AS DEFINED HEREIN) WITHOUT THE PRIOR WRITTEN CONSENT OF THE MLA AGENT (AS DEFINED HEREIN). $111,262,500.00 September 29, 2020 WHEREAS, Teekay Finance Limited, a Bermuda exempted company (“Borrower”) and Teekay GP L.L.C., a Marshall Islands limited liability company (“TGP GP”), have entered into a purchase agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which TGP GP has agreed to sell and Borrower has agreed to purchase ten million seven hundred and fifty thousand (10,750,000) common units issued to TGP GP by Teekay LNG Partners L.P., a Marshall Islands limited partnership, in exchange for a debt obligation owing from the Borrower to TGP GP in the amount of USD 111,262,500.00. WHEREAS, the Borrower intends to enter into a margin loan agreement (as amended, supplemented or otherwise modified from time to time, the “MLA”) on or around the date hereof with Citibank, N.A., as administrative agent (in such capacity, “MLA Agent”) and certain lenders party thereto (“MLA Lenders”), pursuant to which the MLA Lenders have agreed to make loans available to the Borrower from time to time in an aggregate principal amount of up to USD 150,000,000, plus interest, on the terms and conditions set forth in the MLA. FOR VALUE RECEIVED, the Borrower hereby promises to pay to TGP GP (“Lender”), the principal sum of one hundred eleven million two hundred sixty two thousand and five hundred United States Dollars (USD 111,262,500.00)(the “Loan”) on the terms and conditions set forth in this Note. 1. INTERPRETATION 1.1. Definitions. Where used in this Note, each of the following words and phrases has the meaning set out below: (a) “Business Day” means any day except Saturday, Sunday or a statutory holiday in Vancouver or Bermuda. (b) “MLA Obligations” means Borrower’s obligations to the MLA Lenders under the MLA, whether now existing or hereafter arising. (c) “MLA Termination Date” means the first date on which the commitments of the MLA Lenders under the MLA shall have been terminated and all MLA Obligations shall have been paid in full. (d) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity or other entity.

#93676079v2 2 1.2. Currency. All references to currency in this Note are references to United States Dollars. 1.3. Costs and Expenses. Subject to Section 2.2, Borrower shall pay any and all costs and expenses (including but not limited to reasonably attorneys’ fees and disbursements) incurred by Lender in connection with any action, claim or other proceeding instituted for collection of any payment under this Note or the Loan. 1.4. Governing Law; Consent to Jurisdiction. This Note shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules of such state. Any dispute, action, claim or other proceeding arising out of or relating to this Note shall be adjudicated in any U.S. federal or New York state court sitting in New York, New York. 1.5. Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower from any such provision, shall in any event be effective unless such amendment, waiver or consent is in a writing signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, at any time prior to the MLA Termination Date, the Borrower and Lender shall not make any amendments to this Note, and no such amendment shall be effective, without prior written consent of the MLA Agent. 1.6. Severability. If any one or more of the provisions contained in this Note is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. 1.7. Included Words. Wherever the singular or the masculine is used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require. 1.8. Headings. The headings of the clauses of this Note are inserted for convenience only and shall not affect the construction thereof. 2. TERMS OF THE LOAN 2.1 Loan Amount. This Note is made to evidence the Borrower’s obligation to pay the Lender one hundred eleven million two hundred sixty two thousand and five hundred Dollars (USD 111,262,500.00 in consideration of that certain advance in such amount made this day by the Lender to the Borrower as payment under the Purchase Agreement. 2.2 Subordination. Notwithstanding any other provision to the contrary in this Note, payment of the Loan principal and any other amount hereunder or in connection herewith is subordinate to payment of the MLA Obligations. Until the MLA Termination Date or unless prior written consent has been obtained from the MLA Agent, whether in connection with a liquidation, dissolution, insolvency or bankruptcy of Borrower or otherwise, Borrower shall not pay or owe, and Lender may not receive and retain, any payment of Loan principal or any other amount hereunder or in connection herewith. If Lender receives any amount in connection with this

#93676079v2 3 Note to which it is not entitled pursuant to this Section 2.2, Lender shall promptly remit the same to the MLA Agent. 2.3 Payments of Principal. Unless otherwise extended by the Lender in writing, subject to Section 2.2, Borrower shall pay the Loan principal in full on the date that falls on the tenth (10th) anniversary of the date of this Note. 2.4 Prepayments. The Borrower, at any time or times and without premium or penalty, may prepay the unpaid principal amount of the Loan, in whole or in part, provided that at any time prior to the MLA Termination Date, the Borrower may not make such prepayment and the Lender may not accept any such prepayment without prior written consent of the MLA Agent. 2.5 Interest. No interest shall accrue on the unpaid principal amount of the Loan. 2.6 Place of Payments. Except as otherwise provided in this Note, all payments to be made by Borrower to Lender under this Note shall be made to Lender in immediately available funds at such place as Lender shall specify in writing from time to time. 2.7 Application of Payments. All payments made hereunder shall be applied first to the payment of any costs and expenses outstanding hereunder, and second to the payment of the principal amount outstanding under this Note. 2.8 Rescission of Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made. 2.9 Non-Petition. Notwithstanding any other provisions of this Note, the Lender agrees that it will not at any time institute against, or join any Person in instituting against, Borrower any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other involuntary proceedings under any United States federal or state bankruptcy, insolvency or similar law, or under the laws of any other jurisdiction. 3. COVENANTS Borrower covenants and agrees with Lender that: 3.1. Further Assurances. The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Note. 4. MISCELLANEOUS 6.1. Notices. A notice, demand, consent or request required or permitted to be given pursuant to this Note may only be given in writing and by delivery or by confirmed facsimile or email of a PDF document transmission to the address, facsimile number or email address of such party set out below or at such other address, facsimile number or email address as that party may designate by notice under this Note:

#93676079v2 4 if to the Borrower, at: Teekay Finance Limited 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM 08 Bermuda Attn: Secretary Telephone: (441) 298-2530 Facsimile: (441) 292-3931 Email: BermudaCorpSec@teekay.com if to the Lender, at: Teekay GP L.L.C. 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton, HM 08 Bermuda Attn: Secretary Telephone: (441) 298-2530 Facsimile: (441) 292-3931 Email: BermudaCorpSec@teekay.com In each case, with a copy to (which copy alone shall not constitute notice): Teekay Shipping (Canada) Ltd. 2000 Bentall 5, 550 Burrard Street, Vancouver, B.C., Canada, V6C 2K2 Attn: Legal Department Any notice aforesaid shall, if actually delivered, be deemed to have been given and made at the time of delivery and if sent by facsimile device or email, be deemed to have been given or made on the day in the jurisdiction of the sender following the date it was sent. 6.2. Time of the Essence. Time is expressly declared and stipulated to be of the essence hereunder in respect of all payments to be made and all covenants, agreements and obligations to be performed and fulfilled hereunder. Any extension of time shall not be deemed to be or to operate in law as a waiver on the part of Lender that time is to be of the essence. 6.3. Non-Business Days. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a Business Day, then such act or payment shall be performed or made on the following Business Day.

#93676079v2 5 6.4. Granting Extensions, etc. Lender may grant extensions, accept compositions, grant releases and discharges, and otherwise make arrangements and deal with Borrower and with other Persons as Lender may see fit, without prejudice to their respective liability to Lender or Lender’s rights hereunder. 6.5. Enurement; Assignment. This Note will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of Lender. This Note may be assigned or transferred by Lender to any Person, provided that at any time prior to the MLA Termination Date, the Lender may not assign or transfer this Note or any interest herein without prior written consent of the MLA Agent. The MLA Agent is an express third-party beneficiary of the subordination provisions of this Note and the terms hereof that reference the MLA Agent. 6.6. Counterparts; Electronic Signature. This Note may be executed in any number of counterparts or facsimile counterparts, each of which when executed shall be deemed to be an original and all of which together shall constitute one and the same document. A signature delivered on any counterpart by facsimile or other electronic means shall for all purposes be deemed to be an original signature to this Promissory Note. [Signature Page Follows]

#93676079v2 IN WITNESS WHEREOF, the undersigned execute this Note, effective as of the date first above written. TEEKAY FINANCE LIMITED _______________________________ Name: Title:

#93676079v2 ACKNOWLEDGED AND AGREED: TEEKAY GP L.L.C. _______________________________ Name: Title: